Exhibit 99.2

ALEXANDRIA®

SUPPLEMENTAL FINANCIAL, OPERATING, & PROPERTY INFORMATION

Fourth Quarter and Year Ended December 31, 2011

Conference Call Information:
Wednesday, February 8, 2012
3:00 pm Eastern Time / 12:00 pm Pacific Time
Number: (800) 510-0219
Confirmation Code: 46221155

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101
626.396.4828

PROPRIETARY MATERIALS
© 2012 Alexandria Real Estate Equities, Inc.

ALEXANDRIA CENTER FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA'S TECHNOLOGY SQUARE – CAMBRIDGE

ALEXANDRIA CENTER FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

December 31, 2011

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of February 7, 2012, the date this Supplemental Financial, Operating, & Property Information package was first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

December 31, 2011

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT, and leading life science real estate company, focused principally on science-driven cluster formation.  Our operating platform is based on the principle of “clustering” with high-quality assets and operations located adjacent to life science research and innovation entities driving growth and technological advances.  The Company has significant real estate assets adjacent to these key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  Our targeted locations are in the best submarkets within each of the top life science cluster destinations, including San Francisco and San Diego, California; Greater Boston; New York City, New Jersey, and Suburban Philadelphia; Research Triangle Park, North Carolina; Suburban Washington, D.C.; Seattle, Washington; and international locations.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience, including approximately 10 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships and networks provide Alexandria significant competitive advantages in attracting new business opportunities.

Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes drawing on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities.

Summary as of December 31, 2011

Corporate headquarters	Pasadena, California

Markets	San Francisco, San Diego, Greater Boston, NYC/New Jersey/Suburban Philadelphia, Research Triangle Park, Suburban Washington, D.C., Seattle, and International

Fiscal year-end	December 31

Total properties	173

Total rentable square feet	15.3 million

Dividend – quarter/annualized	$0.49/$1.96

Dividend yield – annualized	2.8%

Closing stock price	$68.97

Common shares outstanding	61.6 million

Total market capitalization	$7.4 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

December 31, 2011

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP-Regional Market Director-Greater Boston
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
Stephen A. Richardson	Chief Operating Officer & Regional Market Director- San Francisco	John H. Cunningham	SVP-Regional Market Director-NY & Strategic Operations
		Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Peter M. Moglia	Chief Investment Officer	Daniel J. Ryan	SVP-Regional Market Director-San Diego & Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary
Vincent R. Ciruzzi	SVP-Construction & Development

Company Information
Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange (“NYSE”)	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series C preferred stock: ARE-C	Web:	www.are.com

Common Stock Data (NYSE: ARE)
	4Q11	3Q11	2Q11	1Q11	4Q10
High trading price	$71.07	$85.33	$83.08	$80.72	$76.19
Low trading price	$56.10	$59.33	$75.09	$72.99	$65.60
Closing stock price, average for period	$65.83	$72.68	$78.31	$76.79	$71.25
Closing stock price, at the end of the quarter	$68.97	$61.39	$77.42	$77.97	$73.26
Dividends per share – annualized	$1.96	$1.88	$1.80	$1.80	$1.80
Closing dividend yield – annualized	2.8%	3.1%	2.3%	2.3%	2.5%
Common shares outstanding at the end of the quarter	61,560,472	61,463,839	61,380,268	55,049,730	54,966,925
Closing market value of outstanding common shares (in thousands)	$4,245,826	$3,773,265	$4,752,060	$4,292,227	$4,026,877

Equity Research Coverage

Argus Research		The Goldman Sachs Group, Inc.		Morningstar
William Eddleman, Jr.	(212) 425-7500	Jonathan Habermann	(917) 343-4260	Phillip Martin	(312) 286-9905
		Sloan Bohlen	(212) 902-2796	Jason Ren	(312) 244-7008
		Conor Fennerty	(212) 902-4227

Banc of America Securities-Merrill Lynch		Green Street Advisors		RBC Capital Markets
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Dave Rodgers	(440) 715-2647
Jeffrey Spector	(646) 855-1363	John Hornbeak	(949) 640-8780	Michael Carroll	(440) 715-2649
Ji Zhang	(646) 855-2926

Barclays Capital		International Strategy & Investment Group Inc.		RW Baird
Ross Smotrich	(212) 526-2306	George Auerbach	(212) 446-9459	David AuBuchon	(314) 445-6520
Matthew Rand	(212) 526-0248	Steve Sakwa	(212) 446-9462	Justin Webb	(314) 445-6515
		Gwen Clark	(212) 446-5611

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(415) 835-3909
David Shamis	(212) 816-5186

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416	Gabriel Hilmoe	(212) 713-3876
				Jeremy Woods	(212) 713-1102

Credit Suisse		Keefe, Bruyette & Woods
Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793
		Kristin Brown	(212) 887-7738

Rating Agencies
Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Alexandria Real Estate Equities, Inc. is currently covered by the research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2011, Financial and Operating Results

(Tabular dollar amounts in thousands, except per share amounts)

RESULTS

Funds from operations

FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended December 31, 2011, was $67.8 million, or $1.10 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders before loss on early extinguishment of debt for the three months ended December 31, 2010, of $60.8 million, or $1.11 per share (diluted).  FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders before loss on early extinguishment of debt and non-cash impairment charge for the year ended December 31, 2011, was $266.0 million, or $4.50 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders before loss on early extinguishment of debt for the year ended December 31, 2010, of $224.5 million, or $4.40 per share (diluted).

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$67,804	$58,474	$258,635	$179,764
Loss on early extinguishment of debt	–	2,372	6,485	45,168
Non-cash impairment charge	–	–	994	–
Impact of unvested restricted stock awards	–	(20)	(69)	(394)
FFO (diluted), as adjusted	$67,804	$60,826	$266,045	$224,538

FFO per share (diluted), as adjusted	$1.10	$1.11	$4.50	$4.40
FFO per share (diluted)	$1.10	$1.07	$4.38	$3.52

Common dividends declared	$0.49	$0.45	$1.86	$1.50
Dividend payout ratio	45%	41%	42%	34%

Adjusted funds from operations

AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended December 31, 2011, was $58.9 million, or $0.96 per share (diluted), compared to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended December 31, 2010, of $56.3 million, or $1.03 per share (diluted).  AFFO attributed to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011, was $250.5 million, or $4.24 per share (diluted), compared to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2010, of $217.7 million, or $4.50 per share (diluted).

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$58,930	$56,272	$250,458	$217,724
AFFO per share (diluted)	$0.96	$1.03	$4.24	$4.50

Earnings per share

Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended December 31, 2011, was $27.0 million, or $0.44 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended December 31, 2010, of $83.2 million, or $1.52 per share (diluted).  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011, was $102.0 million, or $1.73 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2010, of $105.9 million, or $2.19 per share (diluted).

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$26,960	$83,241	$101,973	$105,941
Diluted	$26,960	$83,243	$101,973	$105,941

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.44	$1.52	$1.73	$2.19
Diluted	$0.44	$1.52	$1.73	$2.19

During the year ended December 31, 2011, we recognized an aggregate loss on early extinguishment of debt of approximately $6.5 million related to the repurchase, in privately negotiated transactions, of approximately $217.1 million of certain of our 3.70% unsecured senior convertible notes (the “3.70 Unsecured Convertible Notes”) and the partial and early repayment of our 2012 unsecured bank term loan (“2012 Unsecured Bank Term Loan”).  Additionally, in September 2011, we recognized a non-cash impairment charge of approximately $1.0 million related to one property.  We sold this property to a user in October 2011 for approximately $2.9 million.

During the three months and year ended December 31, 2010, we recognized an aggregate loss on early extinguishment of debt of approximately $2.4 million related to the repurchase, in privately negotiated transactions, of approximately $82.8 million of certain of our 3.70% Unsecured Convertible Notes.  In addition, during the year ended December 31, 2010, we recognized an aggregate loss on early extinguishment of debt of approximately $42.8 million related to the retirement of approximately $239.8 million of certain of our 8.00% unsecured convertible notes.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2011, Financial and Operating Results

(Tabular dollar amounts in thousands, except per share amounts)

Earnings per share (continued)

The following table highlights certain items noted above impacting comparability of results:

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Income from continuing operations before loss on early extinguishment of debt	$35,574	$34,922	$142,720	$123,642

Loss on early extinguishment of debt	–	(2,372)	(6,485)	(45,168)
Income from continuing operations	35,574	32,550	136,235	78,474

(Loss) income from discontinued operations before non-cash impairment charge and gain on sales of real estate	(112)	8	106	1,082
Non-cash impairment charge	–	–	(994)	–
Gain on sales of real estate	–	–	–	24
(Loss) income from discontinued operations, net	(112)	8	(888)	1,106

Gain on sales of land parcels	–	59,442	46	59,442
Net income	$35,462	$92,000	$135,393	$139,022

BALANCE SHEET

Investment grade ratings and credit metrics

In July 2011, we received investment grade ratings from two major rating agencies.  Receipt of our investment grade ratings was a significant milestone for the Company that we believe will provide long-term value to our stockholders.  Key strengths of our balance sheet and business which highlight our investment grade credit profile include, among others, balance sheet liquidity, diverse and credit worthy tenant base, well located properties proximate to leading research institutions, favorable lease terms, stable occupancy and cash flows, and demonstrated life science and real estate expertise.  This significant milestone broadens our access to another key source of debt capital and allows us to continue to pursue our long-term capital, investment, and operating strategies.  Issuance of investment grade unsecured notes will allow us to transition from bank debt financing to unsecured notes, from variable rate debt to fixed rate debt, and from short-term debt to long-term debt.

	Three Months Ended (1)		Year Ended
Credit Metrics	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net debt to Adjusted EBITDA	7.1x	6.9x	7.1x	7.4x
Net debt to Gross Assets at end of period	37%	39%	37%	39%
Fixed charge coverage ratio	2.7x	2.6x	2.7x	2.2x
Interest coverage ratio	3.4x	3.2x	3.4x	2.7x
Unencumbered net operating income as a percentage of total net operating income	70%	60%	69%	60%
Liquidity — unsecured line of credit availability and unrestricted cash	$1.2 billion	$0.5 billion	$1.2 billion	$0.5 billion
Non-income producing assets as a percentage of gross real estate	24%	24%	24%	24%

(1)             Represents annualized three months ended December 31, 2011 and 2010.

Unhedged variable rate debt

We expect to transition from short-term and medium-term bank debt to long-term fixed rate debt over the next several years. While this transition of bank debt is in process, we will utilize interest rate swap and/or cap agreements to reduce our interest rate risk.  In December 2011, we executed interest rate swap agreements and reduced our unhedged variable rate debt exposure from 51% as of September 30, 2011, to 21% as of December 31, 2011.  We expect to keep our unhedged variable rate debt at approximately 20% or less of our total debt.

	Year Ended
	December 31, 2011	December 31, 2010
Unhedged variable rate debt as a percentage of total debt	21%	37%
Unhedged variable rate debt	$596,720	$948,960

Debt financings

During 2011, we refinanced and extended debt maturities, significantly increasing our liquidity as of December 31, 2011.

		December 31, 2011
		Amount	Weighted Average	Date
Key Debt Financings	Maturity Date	Outstanding	Interest Rate (2)	of Loan
2017 Unsecured Bank Term Loan	1/31/2017	$600,000	1.93%	December 2011
Refinancing of a secured loan	4/20/2014	76,000	2.29%	December 2011
2016 Unsecured Bank Term Loan	6/30/2016	750,000	3.28%	June 2011
Unsecured line of credit (1)	1/31/2015	370,000	2.59%	January 2011
		$1,796,000	2.65%

(1)             Total commitments available for borrowing aggregate $1.5 billion under our unsecured line of credit.  As of December 31, 2011, we had $1.1 billion available for borrowing under our unsecured line of credit.

(2)             Represents the contractual interest rate as of the end of the period plus the impact of our interest rate hedge agreements.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2011, Financial and Operating Results

(Tabular dollar amounts in thousands, except per square foot amounts)

Debt financings (continued)

2017 unsecured bank term loan

In December 2011, we closed a $600 million unsecured bank term loan (the “2017 Unsecured Bank Term Loan”), which matures in January 2017, assuming we exercise our sole right to extend the maturity date by one year.  The applicable margin for LIBOR borrowings under the 2017 Unsecured Bank Term Loan as of December 31, 2011, was 1.50%.  Our 2017 Unsecured Bank Term Loan may be repaid at any date prior to maturity without a prepayment penalty.  Net proceeds from the 2017 Unsecured Bank Term Loan were used to reduce outstanding borrowings on our unsecured line of credit.

Refinancing of secured loan

In December 2011, we extended the maturity date of a $76 million secured loan to April 2014.  As of December 31, 2011, the interest rate for this secured loan was 2.29%.

2016 unsecured bank term loan

In February 2011, we entered into a $250 million unsecured bank term loan.  In June 2011, we amended this $250 million unsecured bank term loan (as amended, the “2016 Unsecured Bank Term Loan”) to, among other things, increase the borrowings from $250 million to $750 million and to extend the maturity from January 2015 to June 2016, assuming we exercise our sole right to extend the maturity date by one year.  The applicable margin for the LIBOR borrowings under the 2016 Unsecured Bank Term Loan as of December 31, 2011, was 1.65%.  The 2016 Unsecured Bank Term Loan may be repaid at any date prior to maturity without a prepayment penalty.  The net proceeds from this 2016 Unsecured Bank Term Loan were used to reduce outstanding borrowings on the 2012 Unsecured Bank Term Loan (defined below) from $750 million to $250 million.  As a result of this early repayment, in the three months ended June 30, 2011, we recognized a loss on early extinguishment of debt of approximately $1.2 million related to the write-off of unamortized loan fees.

Unsecured line of credit

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006, and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the unsecured line of credit from $1.15 billion to $1.5 billion, plus a $750 million unsecured bank term loan (the “2012 Unsecured Bank Term Loan” and together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  The applicable margin for LIBOR borrowings outstanding under our unsecured line of credit as of December 31, 2011, was 2.30%.  The applicable margin for the LIBOR borrowings under the 2012 Unsecured Bank Term Loan was not amended in the Third Amendment and was 0.70% as of December 31, 2011.

Under the Third Amendment, the maturity date for the unsecured line of credit is January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date of the 2012 Unsecured Bank Term Loan is October 2012.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

Debt repayments

During the year ended December 31, 2011, we reduced the outstanding balances of our 3.70% Unsecured Convertible Notes, 2012 Unsecured Bank Term Loan, and various secured loans.

	Three Months Ended December 31, 2011		Year Ended December 31, 2011
		Loss on Early		Loss on Early
	Debt	Extinguishment	Debt	Extinguishment
	Repayments	of Debt	Repayments	of Debt
Repurchase of 3.70% Unsecured Convertible Notes	$–	$–	$217,133	$5,237
Repayment of 2012 Unsecured Bank Term Loan (1)	–	–	500,000	1,248
Secured loan repayments	34,060	–	55,677	–
	$34,060	$–	$772,810	$6,485

(1)             See 2016 Unsecured Bank Term Loan discussion above.

At the beginning of 2011, our strategy was to reduce a portion of our outstanding balance of the 3.70% Unsecured Convertible Notes. We were also focused on the refinancing of certain near term bank debt maturities, prior to engaging in the rating assessment process with certain rating agencies.  During the year ended December 31, 2011, we repurchased, in privately negotiated transactions, approximately $217.1 million of certain of our 3.70% Unsecured Convertible Notes for an aggregate cash price of approximately $221.4 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $5.2 million for the year ended December 31, 2011.  We did not repurchase any of our 3.70% Unsecured Convertible Notes during the three months ended December 31, 2011.  During January 2012, we repurchased approximately $83.8 million in principal amount of our 3.70% Unsecured Convertible Notes at par, pursuant to options exercised by holders thereof under the indenture governing the notes.  We do not expect to recognize any gain or loss as a result of this repurchase.  As of February 7, 2012, approximately $1.0 million of our 3.70% Unsecured Convertible Notes remained outstanding.

Asset sales

During the year ended December 31, 2011, we sold two properties.  The net proceeds from these sales were used to reduce outstanding borrowings under our unsecured line of credit.

	Date of Sale	Sale Price	Sale Price Per Rentable Square Foot	Gain on Sale
Land parcel in San Diego, California	August 2011	$17,300	$70	$46
13-15 DeAngelo Drive, Suburbs of Boston, Massachusetts	October 2011	2,900	97	–
		$20,200	$72	$46

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2011, Financial and Operating Results

(Tabular dollar amounts in thousands, except per share amounts)

Asset sales (continued)

In August 2011, we sold a parcel of land located in San Diego, California, for approximately $17.3 million at a gain of $46,000.  The buyer is expected to construct a building with approximately 249,000 rentable square feet, representing a sale price of approximately $70 per rentable square foot.

During the three months ended September 30, 2011, 13-15 DeAngelo Drive, a vacant 30,000 rentable square foot property, located in the suburbs of Boston, Massachusetts, met the criteria for classification as “held for sale.”  This property had been occupied by a life science tenant through June 30, 2011.  Upon move out, a user of the building presented an offer for the purchase of the building in the three months ended September 30, 2011.  As a result, we recognized an impairment charge of approximately $1.0 million in the three months ended September 30, 2011, to adjust the carrying value to the estimated fair value less costs to sell.  In October 2011, we sold 13-15 DeAngelo Drive to that user for approximately $2.9 million, representing a sale price of approximately $97 per rentable square foot.

Follow-on common stock offering

In May 2011, we completed a follow-on common stock offering to fund the purchase of 409 and 499 Illinois Street and to fund construction activities among other uses. We acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a life science company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.

	Date of Offering	Net Proceeds	Shares
Follow-on common stock offering	May 2011	$451,539	6,250,651

CORE OPERATING METRICS

Total revenues, net operating income, and operating margin

Total revenues for the three months ended December 31, 2011, were $145.8 million, as compared to total revenues for the three months ended December 31, 2010, of $131.8 million.  Total revenues for the year ended December 31, 2011, were $573.4 million as compared to the total revenues for the year ended December 31, 2010, of $485.7 million.  Net operating income for the three months ended December 31, 2011, was $101.8 million, compared to net operating income for the three months ended December 31, 2010, of $95.1 million.  Net operating income for the year ended December 31, 2011, was $404.8 million, compared to net operating income for the year ended December 31, 2010 of $353.6 million.  Our operating margin for the three months ended December 31, 2011, was 70%, compared to operating margin for the three months ended December 31, 2010, of 72%.  Our operating margin for the year ended December 31, 2011, was 71%, compared to operating margin for the year ended December 31, 2010, of 73%.

Net operating income is projected to increase significantly quarter to quarter from the three months ended December 31, 2011, to the three months ended December 31, 2012, primarily related to the completion and delivery of current and future redevelopment and development projects, a significant amount of which is pre-leased.  Additionally, the increase in net operating income is also due to recent and anticipated leasing activity, and lease-up of vacant space.  See additional information related to projected net operating income for the three months ended December 31, 2012, in the guidance section of this report.  As we complete and deliver projects currently under construction, certain project costs, including interest, property taxes, and other project costs, will no longer qualify for capitalization and will be expensed as incurred.

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Rental revenues	$109,042	$99,531	$431,359	$367,184
Tenant recoveries	35,153	30,614	136,322	113,351
Other income	1,584	1,633	5,762	5,213
Total revenues	145,779	131,778	573,443	485,748

Rental operations	43,959	36,688	168,627	132,181
Net operating income	$101,820	$95,090	$404,816	$353,567
Operating margin	70%	72%	71%	73%

Leasing activity

For the three months ended December 31, 2011, we executed a total of 58 leases for approximately 1,142,000 rentable square feet at 38 different properties (excluding month-to-month leases), representing the highest level of leasing activity in a single quarter in the history of the Company.  Of this total, approximately 650,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 492,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 492,000 rentable square feet, approximately 356,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 136,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 4.1% lower on a cash basis and approximately 7.6% higher on a GAAP basis than rental rates for the respective expiring leases.

For the year ended December 31, 2011, we executed a total of 190 leases for approximately 3,407,000 rentable square feet at 87 different properties (excluding month-to-month leases), representing the highest level of leasing activity in a single year in the history of the Company.  Of this total, approximately 1,822,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 1,585,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 1,585,000 rentable square feet, approximately 993,000 rentable square feet were related to our development or redevelopment programs, and the remaining approximately 592,000 rentable square feet were related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 1.9% lower on a cash basis and approximately 4.2% higher on a GAAP basis than rental rates for the respective expiring leases.

	Three Months Ended		Year Ended
Leasing Activity	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
New or renewal of previously leased space	650,163	758,344	1,821,866	1,777,966
Development/redevelopment space leased	355,641	274,696	993,655	711,622
Previously vacant space leased	136,251	41,195	591,955	254,651
Total leasing activity	1,142,055	1,074,235	3,407,476	2,744,239

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	8

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2011, Financial and Operating Results

Leasing activity (continued)

	Three Months Ended			Year Ended
Leasing Activity – New or Renewal of Previously Leased Space	December 31, 2011		December 31, 2010	December 31, 2011		December 31, 2010
Rental rate changes – cash basis	(4.1%	)	4.2%	(1.9%	)	2.0%
Rental rate changes – GAAP basis	7.6%		4.3%	4.2%		4.9%

Lease Structure	December 31, 2011	December 31, 2010
Percentage of triple net leases	95%	96%
Percentage of leases containing annual rent escalations	94%	91%
Percentage of leases providing for recapture of capital expenditures	92%	93%

Occupancy

	December 31, 2011	December 31, 2010
Operating	94.9%	94.3%
Operating and redevelopment	88.5%	88.9%

Same property performance

	Three Months Ended			Year Ended
Percentage Change in Same Property NOI	December 31, 2011		December 31, 2010	December 31, 2011		December 31, 2010
Cash basis	3.1%		2.0%	4.1%		1.5%
GAAP basis	(0.5%	)	1.3%	(0.6%	)	0.4%

	Three Months Ended		Year Ended
Same Property Information	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Number of properties	135	134	127	129
Rentable square feet	10,097,201	9,875,434	9,489,070	9,426,729
Occupancy at end of current period	93.9%	93.8%	93.7%	94.6%
Occupancy at end of same period prior year	93.9%	93.8%	94.5%	95.1%

As of December 31, 2011 and 2010, we owned 173 and 167 properties, respectively. As a result of changes within our total property portfolio, our financial results included significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented separate from properties acquired subsequent to the first period presented, properties undergoing active redevelopment and active development, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results.  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

Client tenant base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. with solid cash flows. As of December 31, 2011, Alexandria’s multinational pharmaceutical client tenants represented approximately 26% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, and Pfizer Inc.; public biotechnology companies represented approximately 18% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 22%, led by Illumina, Inc., Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 16% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 15% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including FibroGen, Inc., Achaogen Inc., and Forma Therapeutics, Inc.; and the remaining approximately 3% consisted of traditional office tenants. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

VALUE ADDED OPPORTUNITIES AND EXTERNAL GROWTH

Development and redevelopment

During the year ended December 31, 2011, we executed leases aggregating 542,120 and 451,535 rentable square feet related to our development and redevelopment projects, respectively.  The leases aggregating 542,120 rentable square feet related to our development projects include the recent lease up of 45,255 rentable square feet at 4755 Nexus Center Drive, a recently acquired property currently undergoing redevelopment.

During the year ended December 31, 2011, we delivered approximately 58,804 rentable square feet at 455 Mission Bay Boulevard, a 210,000 rentable square foot multi-tenant ground-up development project located in the San Francisco – Mission Bay market.  This property is currently 92.4% leased.  Our stabilized yields on a cash and GAAP basis for this property were approximately 8.5% and 8.4%, respectively. Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In August 2011, we completed the ground-up development of 7 Triangle Drive, a 96,626 rentable square foot single-tenant building located in the Research Triangle Park market, which is currently 100% leased as of December 31, 2011.  The Stabilized Yield on a cash and GAAP basis for this property was approximately 8.5% and 9.8%, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2011, Financial and Operating Results

(Tabular dollar amounts in thousands)

Development and redevelopment (continued)

In October 2011, we commenced the ground up development of a 303,143 rentable square feet single tenant building for Biogen Idec, Inc. at Alexandria CenterTM at Kendall Square.  We expect to achieve a Stabilized Yield on a cash and GAAP basis for this property of 7.5% and 8.1%, respectively.

Key development and redevelopment projects completed in 2011 are as follows:

	Completion	RSF Delivered	Total Development/	Occupancy	Investment	Stabilized Yield (1)
Key Development Projects Completed in 2011	Date	In 2011	Redevelopment RSF (1)	as of 12/31/11 (2)	at Completion (1)	Cash	GAAP
455 Mission Bay Boulevard	12/2011	58,804	210,000	92.4%	$109,950	8.5%	8.4%
7 Triangle Drive	8/2011	96,626	96,626	100%	$32,511	8.5%	9.8%
400/450 East Jamie Court	9/2011	62,548	163,307	100%	$108,490	4.2%	4.3%

Key Redevelopment Projects Completed in 2011
10300 Campus Point Drive	11/2011	89,576	279,138	100%	$131,600	7.6%	7.7%
500 Arsenal Street	9/2011	48,516	48,516	100%	$24,348	6.9%	7.4%

(1)	Represents rentable square feet, investment at completion, and Stabilized Yield of the entire development or redevelopment project. Portions of certain projects may still be under construction.
(2)	Represents occupancy related operating rentable square feet.

Acquisitions

In June 2011, we acquired 285 Bear Hill Road, a 26,270 rentable square foot office property located in the Greater Boston market, for approximately $3.9 million.  We commenced the redevelopment of this property into life science laboratory space during the three months ended December 31, 2011.  Based on our view of existing market conditions and certain assumptions, we expect to achieve a Stabilized Yield on a cash and GAAP basis for this property of approximately 8.0% and 8.6%, respectively.

In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot life science laboratory development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a life science company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.  Based on our view of existing market conditions and certain assumptions at the time of the acquisition, we expect to achieve a Stabilized Yield on a cash and GAAP basis for this property in the range of 6.5% to 7.0% and 7.2% to 7.6%, respectively.

During the three months ended March 31, 2011, we acquired 4755 Nexus Center Drive, a newly and partially completed 45,255 rentable square foot development project located in University Town Center, San Diego for approximately $7.4 million.  During the three months ended December 31, 2011, we leased 100% of this building to a biopharmaceutical company.  We expect to achieve a Stabilized Yield on a cash and GAAP basis for this property of 7.0% and 7.7%, respectively.

	Acquisition		Occupancy		Purchase	Stabilized Yield
Property/Market	Date	RSF	at Acquisition		Price	Cash	GAAP
285 Bear Hill Road, Greater Boston	June 2011	26,270	N/A	(1)	$3,900	8.0%	8.6%
409/499 Illinois Street, San Francisco	April 2011	453,256	100%	(2)	$293,000	6.5% - 7.0%	7.2% - 7.6%
4755 Nexus Center Drive, San Diego	March 2011	45,255	N/A	(3)	$7,400	7.0%	7.7%

(1)	Currently under redevelopment.
(2)	Approximately 234,249 rentable square feet is leased, occupied, and in service. The remaining 219,007 rentable square feet is currently under development.
(3)	Currently under development and 100% leased.

Significant announcements

•	In October 2011, our Board of Directors elected Stephen A. Richardson as Chief Operating Officer and Regional Market Director - San Francisco.
•	In April 2011, we were awarded LEED® Platinum certification for 10300 Campus Point Drive, a property located in University Town Center in the San Diego market.
•

During the three months ended March 31, 2011, we were awarded LEED Gold certifications for four properties, 1) Alexandria Center™ for Life Science – New York City; 2) 199 E. Blaine Street, a property located in the Seattle market; 3) 1500 Owens Street, San Francisco/Mission Bay; and 4) 455 Mission Bay Blvd., San Francisco/Mission Bay.

Earnings call information

We will host a conference call on Wednesday, February 8, 2012, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months and year ended December 31, 2011.  To participate in this conference call, dial (800) 510-0219 and confirmation code 46221155, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Wednesday, February 8, 2012.  The replay number is (888) 286-8010 and the confirmation code is 98479916.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information and this press release for the three months and year ended December 31, 2011, are available in the Corporate Information section of our website at www.are.com.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Year Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Revenues
Rental	$109,042	$106,614	$109,450	$106,253	$99,531	$431,359	$367,184
Tenant recoveries	35,153	35,104	33,175	32,890	30,614	136,322	113,351
Other income	1,584	2,475	926	777	1,633	5,762	5,213
Total revenues	145,779	144,193	143,551	139,920	131,778	573,443	485,748

Expenses
Rental operations	43,959	42,986	40,621	41,061	36,688	168,627	132,181
General and administrative	10,604	10,297	10,765	9,497	8,601	41,163	34,383
Interest	14,757	14,273	16,567	17,810	17,158	63,407	69,509
Depreciation and amortization	40,885	39,848	40,211	36,582	34,409	157,526	126,033
Total expenses	110,205	107,404	108,164	104,950	96,856	430,723	362,106
Income from continuing operations before loss on early extinguishment of debt	35,574	36,789	35,387	34,970	34,922	142,720	123,642

Loss on early extinguishment of debt	–	(2,742)	(1,248)	(2,495)	(2,372)	(6,485)	(45,168)
Income from continuing operations	35,574	34,047	34,139	32,475	32,550	136,235	78,474

(Loss) income from discontinued operations, net	(112)	(1,098)	172	150	8	(888)	1,106

Gain on sales of land parcels	–	46	–	–	59,442	46	59,442
Net income	35,462	32,995	34,311	32,625	92,000	135,393	139,022

Net income attributable to noncontrolling interests	1,142	966	938	929	944	3,975	3,729
Dividends on preferred stock	7,090	7,089	7,089	7,089	7,089	28,357	28,357
Net income attributable to unvested restricted stock awards	270	278	298	242	726	1,088	995
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26,960	$24,662	$25,986	$24,365	$83,241	$101,973	$105,941

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.44	$0.42	$0.44	$0.44	$1.52	$1.75	$2.17
Discontinued operations, net	–	(0.02)	–	–	–	(0.02)	0.02
Earnings per share – basic	$0.44	$0.40	$0.44	$0.44	$1.52	$1.73	$2.19

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.44	$0.42	$0.44	$0.44	$1.52	$1.75	$2.17
Discontinued operations, net	–	(0.02)	–	–	–	(0.02)	0.02
Earnings per share – diluted	$0.44	$0.40	$0.44	$0.44	$1.52	$1.73	$2.19

	Three Months Ended					Year Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders –basic	$26,960	$24,662	$25,986	$24,365	$83,241	$101,973	$105,941
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured convertible notes	–	–	–	–	2	–	–
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders –diluted	$26,960	$24,662	$25,986	$24,365	$83,243	$101,973	$105,941

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,427,495	61,295,659	58,500,055	54,948,345	54,865,654	59,066,812	48,375,474
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured convertible notes	–	–	–	–	6,047	–	–
Dilutive effect of stock options	3,939	8,310	13,067	19,410	21,709	10,798	29,566
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,431,434	61,303,969	58,513,122	54,967,755	54,893,410	59,077,610	48,405,040

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Assets
Investments in real estate	$6,750,975	$6,635,872	$6,534,433	$6,145,499	$6,060,821
Less: accumulated depreciation	(742,535)	(710,580)	(679,081)	(647,034)	(616,007)
Investments in real estate, net	6,008,440	5,925,292	5,855,352	5,498,465	5,444,814
Cash and cash equivalents	78,539	73,056	60,925	78,196	91,232
Restricted cash	23,332	27,929	23,432	30,513	28,354
Tenant receivables	7,480	6,599	4,487	7,018	5,492
Deferred rent receivable	142,097	132,954	125,867	123,091	116,849
Deferred leasing and financing costs, net	135,550	134,366	130,147	111,315	89,046
Investments	95,777	88,777	88,862	88,694	83,899
Other assets	82,914	66,583	54,212	48,051	46,175
Total assets	$6,574,129	$6,455,556	$6,343,284	$5,983,343	$5,905,861

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$724,305	$760,882	$774,691	$787,945	$790,869
Unsecured line of credit	370,000	814,000	575,000	679,000	748,000
Unsecured bank term loans	1,600,000	1,000,000	1,000,000	1,000,000	750,000
Unsecured convertible notes	84,959	84,484	203,638	202,521	295,293
Accounts payable, accrued expenses, and tenant security deposits	325,393	330,044	300,030	283,013	304,257
Dividends payable	36,579	35,287	34,068	31,172	31,114
Total liabilities	3,141,236	3,024,697	2,887,427	2,983,651	2,919,533

Redeemable noncontrolling interests	16,034	15,931	15,899	15,915	15,920

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	616	614	614	551	550
Additional paid-in capital	3,028,558	3,025,444	3,024,603	2,568,976	2,566,238
Retained earnings	–	–	–	360	734
Accumulated other comprehensive loss	(34,511)	(32,202)	(6,272)	(7,193)	(18,335)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,374,301	3,373,494	3,398,583	2,942,332	2,928,825
Noncontrolling interests	42,558	41,434	41,375	41,445	41,583
Total equity	3,416,859	3,414,928	3,439,958	2,983,777	2,970,408
Total liabilities, noncontrolling interests, and equity	$6,574,129	$6,455,556	$6,343,284	$5,983,343	$5,905,861

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Funds from operations (“FFO”)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below:

	Three Months Ended (1)					Year Ended (1)
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26,960	$24,662	$25,986	$24,365	$83,241	$101,973	$105,941
Add: Depreciation and amortization	40,966	39,990	40,363	36,707	34,551	158,026	126,640
Add: Net income attributable to noncontrolling interests	1,142	966	938	929	944	3,975	3,729
Add: Net income attributable to unvested restricted stock awards	270	278	298	242	726	1,088	995
Subtract: Gain on sales of property	–	(46)	–	–	(59,442)	(46)	(59,466)
Subtract: FFO attributable to noncontrolling interests	(939)	(933)	(1,033)	(1,065)	(1,036)	(3,970)	(4,226)
Subtract: FFO attributable to unvested restricted stock awards	(600)	(647)	(638)	(547)	(512)	(2,432)	(1,608)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	67,799	64,270	65,914	60,631	58,472	258,614	172,005
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured convertible notes	5	4	7	5	2	21	7,781
Amounts attributable to unvested restricted stock awards	–	–	–	–	–	–	(22)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$67,804	$64,274	$65,921	$60,636	$58,474	$258,635	$179,764

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,427,495	61,295,659	58,500,055	54,948,345	54,865,654	59,066,812	48,375,474
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured convertible notes	6,087	6,047	6,047	6,047	6,047	6,087	2,638,422
Dilutive effect of stock options	3,939	8,310	13,067	19,410	21,709	10,798	29,566
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,437,521	61,310,016	58,519,169	54,973,802	54,893,410	59,083,697	51,043,462

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.10	$1.05	$1.13	$1.10	$1.07	$4.38	$3.56
Diluted	$1.10	$1.05	$1.13	$1.10	$1.07	$4.38	$3.52

(1)    See Funds from Operations on page 5 for additional information on significant items impacting comparability of results.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Adjusted Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Adjusted funds from operations (“AFFO”)

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended					Year Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$67,799	$64,270	$65,914	$60,631	$58,472	$258,614	$172,005
Add/(deduct):
Major and recurring capital expenditures (1)	(675)	(550)	(698)	(608)	(260)	(2,531)	(1,332)
Tenant improvements and leasing costs (1)	(6,083)	(2,119)	(1,595)	(803)	(2,583)	(10,600)	(6,725)
Amortization of loan fees	2,551	2,144	2,327	2,278	1,999	9,300	7,892
Amortization of debt premiums/discounts	565	750	1,169	1,335	2,032	3,819	9,999
Amortization of acquired above and below market leases	(812)	(940)	(2,726)	(4,854)	(2,364)	(9,332)	(7,868)
Deferred rent/straight-line rent	(9,558)	(7,647)	(2,885)	(6,707)	(9,092)	(26,797)	(22,832)
Stock compensation	3,306	3,344	2,749	2,356	2,767	11,755	10,816
Capitalized income from development projects	537	930	1,078	1,428	1,486	3,973	5,688
Deferred rent/straight-line rent on ground leases	1,221	1,143	1,099	1,241	1,424	4,704	5,337
Loss on early extinguishment of debt	–	2,742	1,248	2,495	2,372	6,485	45,168
Impairment of real estate	–	994	–	–	–	994	–
Allocation to unvested restricted stock awards	79	(7)	(14)	16	19	74	(424)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$58,930	$65,054	$67,666	$58,808	$56,272	$250,458	$217,724

Weighted average shares of common stock outstanding for calculating AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,427,495	61,295,659	58,500,055	54,948,345	54,865,654	59,066,812	48,375,474
Add: Dilutive effect of stock options	3,939	8,310	13,067	19,410	21,709	10,798	29,566
Weighted average shares of common stock outstanding for calculating AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,431,434	61,303,969	58,513,122	54,967,755	54,887,363	59,077,610	48,405,040

AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.96	$1.06	$1.16	$1.07	$1.03	$4.24	$4.50
Diluted	$0.96	$1.06	$1.16	$1.07	$1.03	$4.24	$4.50

(1)    See page 34 for further information.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share and per square foot amounts)

(Unaudited)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Operating data
Total revenues	$145,779	$144,193	$143,551	$139,920	$131,778
Deferred rent/straight-line rent	$9,558	$7,647	$2,885	$6,707	$9,092
Amortization of acquired above and below market leases	$812	$940	$2,726	$4,854	$2,364
Operating margin	70%	70%	72%	71%	72%
General and administrative expense as a percentage of total revenues	7.3%	7.1%	7.5%	6.8%	6.5%
Adjusted EBITDA margin	65%	65%	66%	66%	68%
Adjusted EBITDA – quarter annualized	$377,964	$377,168	$380,968	$368,100	$357,756
Adjusted EBITDA – trailing 12 months	$376,050	$370,998	$359,247	$345,055	$331,822
Capitalized interest	$16,151	$16,666	$15,046	$13,193	$14,629
Weighted average interest rate used for capitalization during period	4.35%	4.54%	4.60%	4.57%	4.67%
Non-cash amortization of discount on unsecured convertible notes	$474	$675	$1,117	$1,268	$1,971
Non-cash amortization of discounts (premiums) on secured notes payable	$91	$75	$52	$67	$61
Loss on early extinguishment of debt	$–	$2,742	$1,248	$2,495	$2,372
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$26,960	$24,662	$25,986	$24,365	$83,243
Weighted average common shares outstanding – EPS – diluted	61,431,434	61,303,969	58,513,122	54,967,755	54,893,410
Earnings per share – diluted	$0.44	$0.40	$0.44	$0.44	$1.52
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$67,804	$64,274	$65,921	$60,636	$58,474
Weighted average common shares outstanding – FFO – diluted	61,437,521	61,310,016	58,519,169	54,973,802	54,893,410
FFO per share – diluted	$1.10	$1.05	$1.13	$1.10	$1.07

	12/31/11		9/30/11		6/30/11	3/31/11	12/31/10
Asset base statistics
Number of properties at end of period	173		171		171	168	167
Rentable square feet at end of period	15,305,874		14,871,118		14,147,863	13,702,749	13,661,039
Occupancy of operating properties at end of period	94.9%		94.6%		93.8%	94.2%	94.3%
Occupancy including redevelopment properties at end of period	88.5%		89.3%		88.3%	88.6%	88.9%
Annualized base rent per leased rentable square foot	$34.39		$34.39		$34.06	$33.90	$33.95
Leasing activity – YTD rentable square feet	3,407,476		2,265,421		1,280,084	551,622	2,744,239
Leasing activity – Qtr rentable square feet	1,142,055		985,337		728,462	551,622	1,074,235
Leasing activity – YTD percentage change in rental rates – GAAP basis	4.2%		2.5%		2.4%	1.6%	4.9%
Leasing activity – Qtr percentage change in rental rates – GAAP basis	7.6%		2.8%		3.1%	1.6%	4.3%
Leasing activity – YTD percentage change in rental rates – cash basis	(1.9%	)	(0.7%	)	1.0%	0.8%	2.0%
Leasing activity – Qtr percentage change in rental rates – cash basis	(4.1%	)	(3.0%	)	1.5%	0.8%	4.2%
Same property YTD percentage change in net operating income – GAAP basis	(0.6%	)	0.2%		0.5%	0.3%	0.4%
Same property Qtr percentage change in net operating income – GAAP basis	(0.5%	)	(0.2%	)	1.7%	0.3%	1.3%
Same property YTD percentage change in net operating income – cash basis	4.1%		5.5%		6.5%	5.8%	1.5%
Same property Qtr percentage change in net operating income – cash basis	3.1%		4.8%		9.4%	5.8%	2.0%

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Balance sheet data / credit metrics
Investments in real estate	$6,750,975	$6,635,872	$6,534,433	$6,145,499	$6,060,821
Accumulated depreciation	$(742,535)	$(710,580)	$(679,081)	$(647,034)	$(616,007)
Investments in real estate, net	$6,008,440	$5,925,292	$5,855,352	$5,498,465	$5,444,814
Tangible non-real estate assets	$249,884	$237,277	$210,113	$237,805	$240,873
Total assets	$6,574,129	$6,455,556	$6,343,284	$5,983,343	$5,905,861
Gross assets (excluding cash and restricted cash)	$7,214,793	$7,065,151	$6,938,008	$6,521,668	$6,402,282
Secured notes payable	$724,305	$760,882	$774,691	$787,945	$790,869
Unsecured line of credit	$370,000	$814,000	$575,000	$679,000	$748,000
Unsecured bank term loans	$1,600,000	$1,000,000	$1,000,000	$1,000,000	$750,000
3.70% Unsecured Convertible Notes	$84,724	$84,250	$203,405	$202,290	$295,063
8.00% unsecured convertible notes	$235	$234	$233	$231	$230
Total unsecured debt	$2,054,959	$1,898,484	$1,778,638	$1,881,521	$1,793,293
Total debt	$2,779,264	$2,659,366	$2,553,329	$2,669,466	$2,584,162
Net debt	$2,677,393	$2,558,381	$2,468,972	$2,560,757	$2,464,576
Total liabilities	$3,141,236	$3,024,697	$2,887,427	$2,983,651	$2,919,533
Common shares outstanding	61,560,472	61,463,839	61,380,268	55,049,730	54,966,925
Total market capitalization	$7,412,402	$6,815,380	$7,689,383	$7,344,442	$6,994,306

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Financial, debt, and other ratios
Unencumbered net operating income as a percentage of total net operating income	70%	67%	64%	65%	60%
Unencumbered assets gross book value	$5,715,357	$5,496,616	$5,342,433	$4,933,395	$4,825,963
Unencumbered assets gross book value as a percentage of gross assets	78%	77%	76%	74%	74%
Percentage outstanding on unsecured line of credit at end of period	25%	54%	38%	45%	50%
Net debt to Gross Assets (excluding cash and restricted cash) at end of period	37%	36%	36%	39%	39%
Secured debt as a percentage of gross assets at end of period	10%	11%	11%	12%	12%
Net debt to Adjusted EBITDA – quarter annualized	7.1x	6.8x	6.5x	7.0x	6.9x
Net debt to Adjusted EBITDA – trailing 12 months	7.1x	6.9x	6.9x	7.4x	7.4x
Scheduled debt principal payments	$2,620	$2,826	$2,886	$2,990	$2,902
Fixed charge coverage ratio – quarter annualized	2.7x	2.7x	2.7x	2.7x	2.6x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.7x	2.6x	2.4x	2.2x
Interest coverage ratio – quarter annualized	3.4x	3.4x	3.4x	3.4x	3.2x
Dividends per share declared on common stock	$0.49	$0.47	$0.45	$0.45	$0.45
Dividend payout ratio (common stock)	45%	43%	41%	40%	41%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Guidance

December 31, 2011

Earnings outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2012, will be as follows:

	Guidance Reported on February 7, 2012	Guidance Reported on December 7, 2011
2012 guidance
FFO per share (diluted)	$4.50 - $4.54	$4.50 - $4.54
Earnings per share (diluted)	$1.73 - $1.77	$1.85

Key assumptions
Same property net operating income growth – cash basis	3% to 5%	3% to 5%
Same property net operating income growth – GAAP basis	0% to 2%	0% to 2%
Rental rate steps on lease renewals and re-leasing of space – cash basis	Slightly negative/positive	Slightly negative/positive
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	Up to 5%	Up to 5%
Straight-line rents	$6.5 million/qtr	$6 million/qtr
Amortization of above and below market leases	$0.8 million/qtr	$0.8 million/qtr
General and administrative expenses in comparison to prior year	Up 5% to 8%	Up 5% to 8%
Capitalization of interest	$54 to $60 million	$54 to $60 million
Interest expense, net	$68 to $75 million

Net operating income, net income, and FFO for the three months ended December 31, 2011, and the three months ended December 31, 2012

Net operating income is projected to increase significantly quarter to quarter from the three months ended December 31, 2011, to the three months ended December 31, 2012, primarily related to current and future redevelopment and development projects, a significant amount which is pre-leased.  Additionally, the increase in net operating income is due to recent and anticipated leasing and lease-up of vacant space.

	Actual	Projected
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2012
	(in millions, except per share amounts)
Net operating income	$101.8	$111.0 - 113.0
General and administrative	$10.6	$10.0 - 11.0
Interest	$14.8	$20.1 - 23.1
Depreciation and amortization	$40.9	$42.6 - 47.7
Income from continuing operations	$35.6	$40.3 - 41.3
Preferred stock dividends	$7.1	$7.1
Other	$1.5	$1.0 - 1.4
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$27.0	$28.1 - 32.1
FFO	$67.8	$71.7 - 74.1
FFO per share (diluted)	$1.10	$1.16 - 1.20

Sources and uses of capital

We expect that our principal liquidity needs for the year ended December 31, 2012, will be satisfied by the following multiple sources of capital as shown in the table below. There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.

	Year Ended December 31, 2012
	(in millions)
Sources of capital
Net cash provided by operating activities less dividends	$89
Asset and land sales	112	(1)
Unsecured senior notes	TBD	(2)
Debt, equity, and joint venture capital	698
Total sources of capital	$899

Liquidity available under unsecured line of credit and cash and cash equivalents as of December 31, 2011	$1,209

Uses of capital
Development, redevelopment, and construction	$553
Acquisitions	–
Secured debt repayments	11
2012 Unsecured Bank Term Loan repayment	250
3.70% Unsecured Convertible Notes retirement	85
Total uses of capital	$899

(1)             We expect to implement a more aggressive asset disposition strategy, beyond estimated asset sales in this table, to provide capital for reinvestment into our business.

(2)             Amount and timing of issuance of unsecured notes will be subject to the debt capital market environment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Credit Metrics

December 31, 2011

Net Debt/Adjusted EBITDA

8.7x
7.7x
7.4x
7.1x
2008
2009
2010
2011

Interest Coverage Ratio

2.3x
2.5x
2.7x
3.4x
2008
2009
2010
2011

52%
45%
39%
37%
2008
2009
2010
2011

Fixed Charge Coverage Ratio

1.9x
2.0x
2.2x
2.7x
2008
2009
2010
2011

Unencumbered NOI as a % of Total NOI

57%
53%
60%
69%
2008
2009
2010
2011

Unencumbered Assets Gross Book Value as a % of Gross Assets

70%
70%
74%
78%
2008
2009
2010
2011

Liquidity

$1,500
$1,250
$1,000
$750
$500
$250
$0
(in millions)
Cash and Cash Equivalents $79
Availability Under 2015 Unsecured Line of Credit $1,130

Unhedged Variable Rate Debt as a % of Total Debt

100%
80%
60%
40%
20%
0%
Fixed/Hedged Variable Debt 79%
2017 Unsecured Bank Term Loan 5%
Unsecured Line of Credit 13%
Secured Debt 3%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
December 31, 2011
(Tabular dollar amounts in thousands)

(Unaudited)

Debt maturities

	Secured Notes Payable			Unsecured Debt
	Our Share	Noncontrolling Interests’ Share	Total Consolidated	Line of Credit and Bank Term Loans	Convertible Notes
2012	$10,493	$364	$10,857	$250,000	$84,801
2013	51,869	384	52,253	–	–
2014	284,731	20,869	305,600	–	250
2015	7,171	–	7,171	370,000	–
2016	233,454	–	233,454	750,000	–
Thereafter	115,790	–	115,790	600,000	–
Subtotal	$703,508	$21,617	725,125	1,970,000	85,051
Unamortized discounts			(820)	–	(92)
Total			$724,305	$1,970,000	$84,959

Secured notes payable, unsecured debt analysis, and fixed and hedge/floating rate debt

	Fixed Rate/Hedged	Floating Rate	Total	Percentage of Outstanding Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term
Secured notes payable	$647,585	$76,720	$724,305	26.1%	5.77%	4.1 Years
Unsecured line of credit (2)	–	370,000	370,000	13.3	2.59	3.1 Years	(4)
2012 Unsecured Bank Term Loan	250,000	–	250,000	9.0	5.63	0.8 Years	(4)
2016 Unsecured Bank Term Loan	750,000	–	750,000	27.0	3.28	4.5 Years	(4)
2017 Unsecured Bank Term Loan	450,000	150,000	600,000	21.6	1.93	5.1 Years	(4)
Unsecured convertible notes	84,959	–	84,959	3.0	5.97	15.0 Days	(3)
Total debt	$2,182,544	$596,720	$2,779,264	100.0%	3.84%	3.9 Years
Percentage of outstanding balance	79%	21%	100%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, Unsecured Bank Term Loans, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report. The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

(2)

Total commitments available for borrowing aggregate $1.5 billion under our unsecured line of credit. As of December 31, 2011, we had $1.1 billion available for borrowing under our unsecured line of credit.

(3)

During January 2012, we repurchased approximately $83.8 million in principal amount of our 3.70% Unsecured Convertible Notes at par, pursuant to options exercised by holders thereof under the indenture governing the notes. We do not expect to recognize any gain or loss as a result of this repurchase. Approximately $1.0 million of our 3.70% Unsecured Convertible Notes remained outstanding as of February 7, 2012.

(4)

Our unsecured line of credit and unsecured bank term loans may be repaid prior to maturity without a prepayment penalty. The applicable margins and maturity dates of these loans are as follows, assuming we exercise our sole right to extend the maturity dates:

		Applicable Margin	Stated Maturity Date	Extension Option	Extended Maturity Date
	Unsecured line of credit	2.30%	January 2014	Two extensions of 6 months each	January 2015
	2012 Unsecured Bank Term Loan	0.70%	October 2012	N/A	October 2012
	2016 Unsecured Bank Term Loan	1.65%	June 2015	One year	June 2016
	2017 Unsecured Bank Term Loan	1.50%	January 2016	One year	January 2017

Each extension option shown above represents extensions at our sole election with delivery of notice to our lenders. Interest on outstanding borrowings under our unsecured line of credit or unsecured bank term loans are based upon our election of one, two, three, or six month LIBOR plus an applicable margin.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt

December 31, 2011

(Dollars in thousands)
(Unaudited)

Summary of secured notes payable principal maturities

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount

Other scheduled principal repayments/amortization					$10,857
2012 Total					$10,857

California – San Diego	3/1/13	Insurance Co.	6.21%	6.21%	$7,934
Suburban Washington, D.C.	9/1/13	CMBS	6.36	6.36	26,093
California – San Francisco	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					10,699
2013 Total					$52,253

Suburban Washington, D.C.	4/20/14	Bank	2.29%	2.29%	$76,000
Greater Boston	4/1/14	Insurance Co.	5.26	5.59	208,685
San Diego	7/1/14	Bank	6.05	4.88	6,458
San Diego	11/1/14	Bank	5.39	4.00	7,495
Washington – Seattle	11/18/14	Other	5.90	5.90	240
Other scheduled principal repayments/amortization					6,722
2014 Total					$305,600

Other scheduled principal repayments/amortization					$7,171
2015 Total					$7,171

California – San Diego, California – San Francisco, and Greater Boston	1/1/16	CMBS	5.73%	5.73%	$75,501
Greater Boston and NYC/New Jersey/Suburban Philadelphia	4/1/16	CMBS	5.82	5.82	29,389
California – San Francisco	8/1/16	CMBS	6.35	6.35	126,715
Other scheduled principal repayments/amortization					1,849
2016 Total					$233,454

Thereafter					115,790
Subtotal					725,125
Unamortized discounts					(820)
					$724,305

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

Summary of interest rate hedge agreements

					Notional Amount in
Transaction	Effective	Termination	Interest Pay	Fair Value	Effect as of December 31,
Date	Date	Date	Rate (1)	as of 12/31/11 (2)	2011	2012	2013
December 2006	December 29, 2006	March 31, 2014	4.990%	$4,968	$50,000	$50,000	$50,000
October 2007	October 31, 2007	September 30, 2012	4.546	1,559	50,000	–	–
October 2007	October 31, 2007	September 30, 2013	4.642	3,625	50,000	50,000	–
October 2007	July 1, 2008	March 31, 2013	4.622	1,298	25,000	25,000	–
October 2007	July 1, 2008	March 31, 2013	4.625	1,299	25,000	25,000	–
December 2006	November 30, 2009	March 31, 2014	5.015	7,494	75,000	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023	7,507	75,000	75,000	75,000
December 2006	December 31, 2010	October 31, 2012	5.015	3,879	100,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	76	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	75	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	38	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	38	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.495	57	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.508	73	125,000	–	–
December 2011	December 31, 2012	December 31, 2013	0.640	136	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640	131	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	72	–	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	73	–	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977	301	–	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976	281	–	–	250,000
Total				$32,980	$1,450,000	$1,050,000	$700,000

(1)             Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

(2)             Including accrued interest and credit valuation (Accounting Standards Codification 820 – Fair Value Measurements and Disclosures) adjustment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Dispositions of Properties and Discontinued Operations

December 31, 2011

(Tabular dollar amounts in thousands)

(Unaudited)

Summary of dispositions

In August 2011, we sold a parcel of land located in San Diego, California, for approximately $17.3 million at a gain of $46,000.  The buyer is expected to construct a building with approximately 249,000 rentable square feet, representing a sale price of approximately $70 per rentable square foot.

During the three months ended September 30, 2011, 13-15 DeAngelo Drive, a vacant 30,000 rentable square foot property, located in the suburbs of Boston, Massachusetts, met the criteria for classification as “held for sale.”  This property was occupied by a credit life science tenant through June 30, 2011.  Upon move out, a user of the building presented an offer for the purchase of the building in the three months ended September 30, 2011.  As a result, we recognized an impairment charge of approximately $1.0 million in the three months ended September 30, 2011, to adjust the carrying value to the estimated fair value less costs to sell.  In October 2011, we sold 13-15 DeAngelo Drive to that user for approximately $2.9 million, representing a sale price of approximately $97 per rentable square foot.

	Rentable	Sale	Month of
Property/Market	Square Feet	Price	Sale
Land parcel in San Diego	N/A	$17,300	August 2011
13-15 DeAngelo Drive, suburbs of Boston, Massachusetts	30,000	$2,900	October 2011

(Loss)/income from discontinued operations and net assets of discontinued operations

	Year Ended December 31, 2011
	2011	2010	2009

Total revenue	$1,080	$2,349	$6,479
Operating expenses	438	527	1,050
Revenue less operating expenses	642	1,822	5,429
Interest expense	36	133	162
Depreciation expense	500	607	1,262
Income from discontinued operations before gain/loss on sales of real estate	106	1,082	4,005
Non-cash impairment charge	(994)	–	–
Gain on sales of real estate	–	24	2,627
(Loss)/income from discontinued operations, net	$(888)	$1,106	$6,632

	December 31, 2011
	2011	2010
Properties “held for sale,” net	$15,011	$18,773
Other assets	197	247
Total assets	$15,208	$19,020
Secured note payable	$–	$2,237
Other liabilities	298	467
Total liabilities	298	2,704
Net assets of discontinued operations	$14,910	$16,316

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Core Operating Metrics

December 31, 2011

(Unaudited)

Quarterly percentage change same property net operating income

Percentage change in rental rates on renewed/re-leased space

* GAAP and cash percentage changes in rental rates on renewed/re-leased space during 1999 were 27% and 24%, respectively.

Occupancy percentage

Unique, positive leasing capabilities

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

December 31, 2011

(Dollars in thousands)

(Unaudited)

Current period same property performance

The following table presents a comparison of the components of same property and non-same property net operating income for the three months and year ended December 31, 2011, compared to the three months and year ended December 31, 2010, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Revenues:
Total revenues – Same Properties	$105,331	$103,465	1.8%	$395,479	$390,989	1.1%
Total revenues – Non-Same Properties	40,448	28,313	42.9	177,964	94,759	87.8
Total revenues – GAAP basis	145,779	131,778	10.6	573,443	485,748	18.1

Expenses
Rental operations – Same Properties	30,680	28,410	8.0	113,748	107,481	5.8
Rental operations – Non-Same Properties	13,279	8,278	60.4	54,879	24,700	122.2
Total rental operations	43,959	36,688	19.8	168,627	132,181	27.6

Net operating income:
Net operating income – Same Properties	74,651	75,055	(0.5)	281,731	283,508	(0.6)
Net operating income – Non-Same Properties	27,169	20,035	35.6	123,085	70,059	75.7
Total net operating income – GAAP basis	101,820	95,090	7.1	404,816	353,567	14.5

Other expenses:
General and administrative	10,604	8,601	23.3	41,163	34,383	19.7
Interest	14,757	17,158	(14.0)	63,407	69,509	(8.8)
Depreciation and amortization	40,885	34,409	18.8	157,526	126,033	25.0
Loss on early extinguishment of debt	–	2,372	(100.0)	6,485	45,168	(85.6)
Total other expenses	66,246	62,540	5.9	268,581	275,093	(2.4)

Income from continuing operations	$35,574	$32,550	9.3%	$136,235	$78,474	73.6%

Net operating income – Same Properties – GAAP basis	$74,651	$75,055	(0.5)%	$281,731	$283,508	(0.6)%
Straight line rent adjustments	(1,594)	(4,168)	61.8	1,324	(11,611)	111.4
Net operating income – Same Properties – cash basis	$73,057	$70,887	3.1%	$283,055	$271,897	4.1%

Same property data

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Number of properties	135	134	127	129
Rentable square feet	10,097,201	9,875,434	9,489,070	9,426,729
Occupancy at end of current period	93.9%	93.8%	93.7%	94.6%
Occupancy at end of same period prior year	93.9%	93.8%	94.5%	95.1%

The following table reconciles same properties to total properties for the year ended December 31, 2011:

	Number of Properties			Number of Properties		Number of Properties
Redevelopment – active			Redevelopment – deliveries since January 1, 2010		Properties acquired since January 1, 2010
10300 Campus Point Drive	1		15010 Broschart Road	1	14920 Broschart Road	1
11119 North Torrey Pines Road	1		215 First Street	1	285 Bear Hill Road	1
1551 Eastlake Avenue	1		3 Preston Court	1	3985 Sorrento Valley Boulevard	1
20 Walkup Drive	1		3535/3565 General Atomics Court	2	409/499 Illinois Avenue	2
3530/3550 John Hopkins Court	2		5 Research Place	1	5200 Illumina Way	1
400 Technology Square	1		500 Arsenal Street	1	5871 Oberlin Drive	1
6101 Quadrangle Drive	1		555 Heritage Drive	1	7330 Carroll Road	1
620 Professional Drive	1		9393 Towne Center Drive	1	950 Wind River Lane	1
6275 Nancy Ridge Drive	1			9		9
9800 Medical Center Drive	3
	13
Development – active			Development – deliveries since January 1, 2010
225 Binney Street	1		1500 Owens Street	1
400/450 East Jamie Court	2		199 E. Blaine Street	1	Total properties excluded from same properties	41
409/499 Illinois Street	–	(1)	249 E. Grand Ave	1	Properties held for sale	3
4755 Nexus Center Drive	1		450 East 29th Street	1	219 Terry Avenue	1	(2)
5200 Illumina Way	–	(1)	455 Mission Bay Boulevard	1	Miscellaneous – Toronto	1
Canada	–	(1)	7 Triangle Drive	1	Same properties	127
	4			6	Total properties as of December 31, 2011	173

(1)  Property count is included in operating portfolio as of December 31, 2011.

(2)  Represents a value-added property reclassified from land to operating property during the three months ended December 31, 2011.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

December 31, 2011

(Unaudited)

Three Months Ended December 31, 2011		Rentable					TI’s/Lease
	Number	Square	Expiring	New	Rental Rate		Commissions Per	Average Lease
	of Leases	Footage	Rates	Rates	Changes		Square Foot	Terms
Leasing activity:
Lease expirations
Cash basis	53	1,044,687	$30.37	–	–		–	–
GAAP basis	53	1,044,687	$27.65	–	–		–	–
Renewed/re-leased space leased
Cash basis	33	650,163	$29.89	$28.66	(4.1%	)	$9.43	4.8 years
GAAP basis	33	650,163	$26.81	$28.84	7.6%		$9.43	4.8 years
Developed/redeveloped/vacant space leased
Cash basis	25	491,892	–	$32.66	–		$16.91	9.4 years
GAAP basis	25	491,892	–	$36.88	–		$16.91	9.4 years
Month-to-month leases in effect
Cash basis	5	11,095	$38.33	$40.42	–		–	–
GAAP basis	5	11,095	$37.98	$40.42	–		–	–

Leasing activity summary:
Excluding month-to-month leases
Cash basis	58	1,142,055	–	$30.38	–		$12.65	6.8 years
GAAP basis	58	1,142,055	–	$32.30	–		$12.65	6.8 years
Including month-to-month leases
Cash basis	63	1,153,150	–	$30.48	–		–	–
GAAP basis	63	1,153,150	–	$32.38	–		–	–

During the three months ended December 31, 2011, we granted tenant concessions/free rent averaging approximately 2.5 months with respect to the 1,142,055 rentable square feet leased.

Year Ended December 31, 2011		Rentable					TI’s/Lease
	Number	Square	Expiring	New	Rental Rate		Commissions Per	Average Lease
	of Leases	Footage	Rates	Rates	Changes		Square Foot	Terms
Leasing activity:
Lease expirations
Cash basis	158	2,689,257	$29.98	–	–		–	–
GAAP basis	158	2,689,257	$28.42	–	–		–	–
Renewed/re-leased space leased
Cash basis	109	1,821,866	$30.73	$30.16	(1.9%	)	$5.82	4.2 years
GAAP basis	109	1,821,866	$28.79	$30.00	4.2%		$5.82	4.2 years
Developed/redeveloped/vacant space leased
Cash basis	81	1,585,610	–	$33.45	–		$12.78	8.9 years
GAAP basis	81	1,585,610	–	$36.00	–		$12.78	8.9 years
Month-to-month leases in effect
Cash basis	5	11,095	$38.33	$40.42	–		–	–
GAAP basis	5	11,095	$37.98	$40.42	–		–	–

Leasing activity summary:
Excluding month-to-month leases
Cash basis	190	3,407,476	–	$31.69	–		$9.06	6.4 years
GAAP basis	190	3,407,476	–	$32.79	–		$9.06	6.4 years
Including month-to-month leases
Cash basis	195	3,418,571	–	$31.72	–		–	–
GAAP basis	195	3,418,571	–	$32.82	–		–	–

During the year ended December 31, 2011, we granted tenant concessions/free rent averaging approximately 2.0 months with respect to the 3,407,476 rentable square feet leased.  Additionally, approximately 64% of the number of leases executed during the year ended December 31, 2011, had no tenant concessions/free rent.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

December 31, 2011

(Unaudited)

	Year Ended
	December 31, 2011		December 31, 2010		December 31, 2009		December 31, 2008		December 31, 2007
	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP
Lease expirations
Rentable square footage	2,689,257	2,689,257	2,416,291	2,416,291	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033
Expiring rates	$29.98	$28.42	$27.18	$28.54	$30.61	$30.70	$26.88	$25.52	$25.98	$26.97

Renewed/re-leased space
Leased rentable square footage	1,821,866	1,821,866	1,777,966	1,777,966	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894
New rates	$30.16	$30.00	$29.41	$32.04	$28.11	$27.72	$28.60	$29.34	$31.41	$31.48
Expiring rates	$30.73	$28.79	$28.84	$30.54	$28.07	$26.78	$27.08	$25.51	$29.38	$28.66
Rental rate changes	(1.9%)	4.2%	2.0%	4.9%	0.1%	3.5%	5.6%	15.0%	6.9%	9.8%
Average lease terms	4.2 years	4.2 years	8.1 years	8.1 years	3.3 years	3.3 years	4.3 years	4.3 years	4.0 years	4.0 years

Developed/redeveloped/vacant space leased
Rentable square footage	1,585,610	1,585,610	966,273	966,273	676,163	676,163	906,859	906,859	686,856	686,856
New rates	$33.45	$36.00	$36.33	$39.89	$33.57	$36.00	$35.04	$37.64	$31.59	$33.68
Average lease terms	8.9 years	8.9 years	9.7 years	9.7 years	6.6 years	6.6 years	7.2 years	7.2 years	6.5 years	6.5 years

Totals
Rentable square footage	3,407,476	3,407,476	2,744,239	2,744,239	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750
New rates	$31.69	$32.79	$31.84	$34.80	$30.09	$30.73	$31.30	$32.82	$31.49	$32.44
TI’s/lease commissions per square foot	$9.06	$9.06	$5.70	$5.70	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95
Average lease terms	6.4 years	6.4 years	8.7 years	8.7 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

December 31, 2011

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2012	89	(1)	1,289,154	(1)	9.5%	$27.13
2013	84		1,338,019		9.8	29.27
2014	77		1,305,724		9.6	29.73
2015	57		1,222,622		9.0	32.79
2016	47		1,370,504		10.1	31.21
2017	30		1,069,380		7.9	32.88
2018	21		1,160,033		8.5	36.24
2019	11		499,498		3.7	35.50
2020	15		731,631		5.4	40.39
2021	18		611,863		4.5	38.42

							Annualized Base
	2012 RSF of Expiring Leases						Rent of
		Negotiating/	Targeted for	Remaining			Expiring Leases
Markets	Leased	Anticipating	Redevelopment	Expiring Leases	Total		(per RSF)	Market Rent (2)
California – San Diego	62,047	5,193	76,791	61,253	205,284		$26.22	$27.00 - $39.00
California – San Francisco	35,847	13,980	32,074	119,207	201,108		23.49	$30.00 - $42.00
Greater Boston	70,736	45,217	–	165,418	281,371		40.85	$35.00 - $55.00
NYC	–	–	–	–	–		–	$65.00 - $80.00
New Jersey/Suburban Philadelphia	–	–	–	7,239	7,239		13.24	$12.00 - $15.00
North Carolina – Research Triangle Park	8,940	12,196	–	33,252	54,388		13.81	$10.00 - $30.00
Suburban Washington, D.C.	108,604	8,793	–	268,932	386,329		21.17	$18.00 - $28.00
Washington – Seattle	2,468	45,780	65,936	39,251	153,435		28.31	$20.00 - $48.00
International	–	–	–	–	–		–	$16.00 - $26.00
Total	288,642	131,159	174,801	694,552	1,289,154	(1)	$27.13
Percentage of expiring leases	22%	10%	14%	54%	100%

						Annualized Base
	2013 RSF of Expiring Leases					Rent of
		Negotiating/	Targeted for	Remaining		Expiring Leases
Markets	Leased	Anticipating	Redevelopment	Expiring Leases	Total	(per RSF)	Market Rent (2)
California – San Diego	9,849	8,683	14,030	139,708	172,270	$21.33	$27.00 - $39.00
California – San Francisco	–	49,108	–	244,270	293,378	27.15	$30.00 - $42.00
Greater Boston	–	102,594	–	374,814	477,408	34.81	$35.00 - $55.00
NYC	–	–	–	–	–	–	$65.00 - $80.00
New Jersey/Suburban Philadelphia	–	–	–	–	–	–	$12.00 - $15.00
North Carolina – Research Triangle Park	–	8,795	–	56,893	65,688	22.31	$10.00 - $30.00
Suburban Washington, D.C.	–	118,470	–	188,596	307,066	28.72	$18.00 - $28.00
Washington – Seattle	–	–	–	15,373	15,373	28.18	$20.00 - $48.00
International	–	–	–	6,836	6,836	27.14	$16.00 - $26.00
Total	9,849	287,650	14,030	1,026,490	1,338,019	$29.27
Percentage of expiring leases	1%	21%	1%	77%	100%

(1)  Excludes five month-to-month leases for approximately 11,000 rentable square feet.

(2)  Based upon rental rates achieved in recently executed leases.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	25

ALEXANDRIA REAL ESTATE EQUITIES, INC.

 Summary of Properties and Summary of Occupancy Percentages

December 31, 2011

(Unaudited)

Summary of properties

	Rentable Square Feet				Number of
Markets	Operating	Redevelopment	Development	Total	Properties	Annualized Base Rent

California – San Diego	2,038,575	407,474	168,685	2,614,734	35	$65,628	16%

California – San Francisco	2,269,578	–	319,766	2,589,344	24	83,542	20

Greater Boston	3,124,818	329,438	303,143	3,757,399	39	117,080	29

NYC/New Jersey/Suburban Philadelphia	748,216	–	–	748,216	9	33,186	8

North Carolina – Research Triangle Park	822,919	18,060	–	840,979	13	17,787	4

Suburban Washington, D.C.	2,447,674	105,706	–	2,553,380	32	54,074	13

Washington – Seattle	887,824	59,179	–	947,003	11	33,527	8

Other non-cluster markets	61,002	–	–	61,002	2	763	–

Domestic markets	12,400,606	919,857	791,594	14,112,057	165	405,587	98

International	1,069,651	–	26,426	1,096,077	5	8,503	2

Subtotal	13,470,257	919,857	818,020	15,208,134	170	$414,090	100%

Discontinued	97,740	–	–	97,740	3

Total	13,567,997	919,857	818,020	15,305,874	173

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Markets	December 31, 2011	September 30, 2011	June 30, 2011	December 31, 2011	September 30, 2011	June 30, 2011

California – San Diego	96.4%	94.4%	93.9%	80.3%	77.7%	77.0%

California – San Francisco	96.7	95.9	94.5	96.7	95.9	94.5

Greater Boston	93.9	94.2	91.3	85.0	89.3	86.1

NYC/New Jersey/Suburban Philadelphia	87.9	87.7	88.2	87.9	87.7	88.2

North Carolina – Research Triangle Park	94.3	95.7	96.6	92.3	92.3	92.7

Suburban Washington, D.C.	96.2	96.0	96.5	92.2	91.6	92.0

Washington – Seattle	96.7	97.1	99.1	90.6	97.1	99.1

Other non-cluster markets	62.2	62.2	56.4	62.2	62.2	56.4

Domestic markets	95.0	94.6	93.9	88.4	89.2	88.3

International	91.8	91.8	90.2	91.8	91.8	90.2

Total	94.9%	94.6%	93.8%	88.5%	89.3%	88.3%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
December 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California – San Diego
10931/10933 North Torrey Pines Road (1)	Torrey Pines	96,641	–	–	96,641	1	$2,969	99.5%	99.5%
10975 North Torrey Pines Road	Torrey Pines	44,733	–	–	44,733	1	1,638	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	–	72,245	–	72,245	1	–	N/A	–
3010 Science Park Road	Torrey Pines	74,557	–	–	74,557	1	3,215	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	–	–	158,645	2	7,098	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	117,058	98,320	–	215,378	4	2,997	91.7	49.8
10300 Campus Point Drive	University Town Center	260,197	189,562	–	449,759	1	9,591	100.0	57.9
4755/4757/4767 Nexus Center Drive (2)	University Town Center	132,330	–	45,255	177,585	3	4,914	100.0	100.0
5200 Illumina Way	University Town Center	346,581	–	123,430	470,011	1	13,260	100.0	100.0
9363/9373/9393 Towne Center Drive	University Town Center	111,513	–	–	111,513	3	3,337	100.0	100.0
9880 Campus Point Drive	University Town Center	71,510	–	–	71,510	1	2,774	100.0	100.0
5810-5820 Nancy Ridge Drive	Sorrento Mesa	87,298	–	–	87,298	1	1,715	100.0	100.0
5871 Oberlin Drive	Sorrento Mesa	33,817	–	–	33,817	1	878	100.0	100.0
6138-6150 Nancy Ridge Drive	Sorrento Mesa	56,698	–	–	56,698	1	1,586	100.0	100.0
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	–	–	51,273	2	1,008	87.4	87.4
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	60,232	47,347	–	107,579	3	419	47.2	26.4
7330 Carroll Road	Sorrento Mesa	66,244	–	–	66,244	1	2,141	89.4	89.4
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	–	–	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	65,910	–	–	65,910	3	1,035	72.4	72.4
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	–	–	60,545	1	1,557	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	–	–	109,780	1	2,495	100.0	100.0
California – San Diego		2,038,575	407,474	168,685	2,614,734	35	$65,628	96.4%	80.3%

California – San Francisco
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$6,721	93.8%	93.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	6,962	97.5	97.5
455 Mission Bay Boulevard	Mission Bay	210,000	–	–	210,000	1	7,850	92.4	92.4
409/499 Illinois Street	Mission Bay	234,249	–	219,007	453,256	2	14,318	100.0	100.0
249 E. Grand Avenue	South San Francisco	129,501	–	–	129,501	1	5,084	100.0	100.0
341/343 Oyster Point Blvd	South San Francisco	107,960	–	–	107,960	2	1,961	100.0	100.0
400/450 East Jamie Court	South San Francisco	62,548	–	100,759	163,307	2	1,743	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	–	–	150,960	3	3,798	91.0	91.0
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,393	–	–	136,393	1	4,084	100.0	100.0
901/951 Gateway Boulevard	South San Francisco	170,244	–	–	170,244	2	5,355	88.3	88.3
2425 Garcia Ave & 2400/2450 Bayshore Pky	Peninsula	98,964	–	–	98,964	1	3,224	96.4	96.4
2625/2627/2631 Hanover Street (3)	Peninsula	32,074	–	–	32,074	1	1,335	100.0	100.0
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,929	100.0	100.0
3350 W. Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,531	100.0	100.0
75 & 125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	1,864	92.3	92.3
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,963	–	–	103,963	1	2,082	99.3	99.3
California – San Francisco		2,269,578	–	319,766	2,589,344	24	$83,542	96.7%	96.7%

(1)            Includes 9,741 and 14,030 rentable square feet targeted for redevelopment in 2012 and 2013, respectively.

(2)            Includes 67,050 rentable square feet targeted for redevelopment in 2012.

(3)            Includes 32,074 rentable square feet targeted for redevelopment in 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	27

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
December 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,640	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,264	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	10,422	99.4	99.4
400 Technology Square	Cambridge/Inner Suburbs	–	212,123	–	212,123	1	–	N/A	–
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	10,022	98.4	98.4
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,363	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,753	94.2	94.2
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	1,812	99.5	99.5
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	10,887	90.9	90.9
225 Binney Street	Cambridge/Inner Suburbs	–	–	303,143	303,143	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,575	100.0	100.0
480 Arsenal	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,549	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,584	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	98,497	–	–	98,497	2	6,554	96.9	96.9
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	–	–	24,940	1	–	–	–
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	594	42.3	42.3
100 Beaver Street	Rte 128	82,330	–	–	82,330	1	2,093	88.2	88.2
285 Bear Hill Road	Rte 128	–	26,270	–	26,270	1	–	N/A	–
19 Presidential Way	Rte 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Rte 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Rte 128	30,000	–	–	30,000	1	184	22.1	22.1
35 Hartwell Avenue	Rte 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Rte 128	48,640	–	–	48,640	1	724	100.0	100.0
44 Hartwell Avenue	Rte 128	26,828	–	–	26,828	1	1,105	100.0	100.0
45-47 Wiggins Avenue	Rte 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Rte 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6-8 Preston Court	Rte 128	54,391	–	–	54,391	1	553	84.0	84.0
111 Forbes Boulevard	Rte 495/Worcester	58,280	–	–	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Rte 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
155 Fortune Boulevard	Rte 495/Worcester	36,000	–	–	36,000	1	806	100.0	100.0
20 Walkup Drive	Rte 495/Worcester	–	91,045	–	91,045	1	–	N/A	–
30 Bearfoot Road	Rte 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Rte 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Rte 495/Worcester	11,774	–	–	11,774	1	173	100.0	100.0
377 Plantation Street	Rte 495/Worcester	92,711	–	–	92,711	1	2,082	85.1	85.1
381 Plantation Street	Rte 495/Worcester	92,423	–	–	92,423	1	2,162	100.0	100.0
One Innovation Drive	Rte 495/Worcester	115,179	–	–	115,179	1	2,393	93.6	93.6
Greater Boston		3,124,818	329,438	303,143	3,757,399	39	$117,080	93.9%	85.0%

NYC/New Jersey/Suburban Philadelphia
450 E. 29th Street	Midtown Manhattan	309,141	–	–	309,141	1	$24,447	99.0%	99.0%
100 Phillips Parkway	Bergen County	78,501	–	–	78,501	1	2,221	100.0	100.0
102 Witmer Road	Pennsylvania	50,000	–	–	50,000	1	3,345	100.0	100.0
200 Lawrence Road	Pennsylvania	111,451	–	–	111,451	1	1,254	100.0	100.0
210 Welsh Pool Road	Pennsylvania	59,415	–	–	59,415	1	946	100.0	100.0
5100 Campus Drive	Pennsylvania	21,782	–	–	21,782	1	–	–	–
701 Veterans Circle	Pennsylvania	35,155	–	–	35,155	1	735	100.0	100.0
702 Electronic Drive	Pennsylvania	40,171	–	–	40,171	1	238	42.5	42.5
279 Princeton Road	Princeton	42,600	–	–	42,600	1	–	–	–
NYC/New Jersey/Suburban Philadelphia		748,216	–	–	748,216	9	$33,186	87.9%	87.9%

North Carolina – Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,992	–	–	65,992	1	$978	95.8%	95.8%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	–	–	158,417	1	4,954	100.0	100.0
2525 E. NC Highway 54	Research Triangle Park	81,580	–	–	81,580	1	1,655	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	–	–	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	–	–	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	12,083	18,060	–	30,143	1	227	100.0	40.1
7 Triangle Drive	Research Triangle Park	96,626	–	–	96,626	1	2,879	100.0	100.0
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	–	–	133,654	3	2,395	85.3	85.3
800/801 Capitola Drive	Research Triangle Park	120,197	–	–	120,197	2	1,901	83.8	83.8
555 Heritage Drive	Palm Beach	44,855	–	–	44,855	1	668	88.6	88.6
North Carolina – Research Triangle Park		822,919	18,060	–	840,979	13	$17,787	94.3%	92.3%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
December 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	–	–	49,185	1	$1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,415	–	–	131,415	1	3,209	91.9	91.9
1405/1413 Research Boulevard	Rockville	176,669	–	–	176,669	2	5,047	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	–	–	90,489	2	1,937	100.0	100.0
14920 Broschart Road	Rockville	48,500	–	–	48,500	1	961	100.0	100.0
15010 Broschart Road	Rockville	38,203	–	–	38,203	1	663	81.7	81.7
5 Research Court	Rockville	54,906	–	–	54,906	1	1,564	100.0	100.0
5 Research Place	Rockville	63,852	–	–	63,852	1	2,341	100.0	100.0
9800 Medical Center Drive	Rockville	201,896	79,579	–	281,475	4	6,768	97.2	69.7
9920 Medical Center Drive	Rockville	58,733	–	–	58,733	1	455	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	–	–	143,585	1	3,480	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	–	–	54,874	1	812	100.0	100.0
16020 Industrial Drive	Gaithersburg	83,541	–	–	83,541	1	1,410	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	–	–	132,639	3	2,900	100.0	100.0
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	–	–	138,938	1	3,619	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	–	–	63,154	1	1,046	89.5	89.5
620 Professional Drive	Gaithersburg	–	26,127	–	26,127	1	–	N/A	–
708 Quince Orchard Road	Gaithersburg	49,624	–	–	49,624	1	1,138	99.3	99.3
9 W. Watkins Mill Road	Gaithersburg	92,449	–	–	92,449	1	2,598	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	–	–	180,650	1	3,147	85.6	85.6
930/940 Clopper Road	Gaithersburg	104,302	–	–	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	–	–	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	–	–	191,884	1	2,878	84.1	84.1
14225 Newbrook Drive	Northern Virginia	248,186	–	–	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,447,674	105,706	–	2,553,380	32	$54,074	96.2%	92.2%

Washington - Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	–	–	203,369	2	$8,747	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	58,304	59,179	–	117,483	1	1,541	100.0	49.6
1600 Fairview Avenue	Lake Union	27,991	–	–	27,991	1	1,294	100.0	100.0
1616 Eastlake Avenue (1)	Lake Union	165,493	–	–	165,493	1	5,225	94.7	94.7
199 E. Blaine Street	Lake Union	115,084	–	–	115,084	1	6,140	100.0	100.0
219 Terry Avenue	Lake Union	30,845	–	–	30,845	1	1,410	93.4	93.4
1124 Columbia Street	First Hill	203,817	–	–	203,817	1	6,592	96.3	96.3
3000/3018 Western Avenue	Elliott Bay	47,746	–	–	47,746	1	1,795	100.0	100.0
410 W. Harrison/410 Elliott Avenue West	Elliott Bay	35,175	–	–	35,175	2	783	67.4	67.4
Washington - Seattle		887,824	59,179	–	947,003	11	$33,527	96.7%	90.6%

Other non-cluster market properties		61,002	–	–	61,002	2	$763	62.2%	62.2%

Domestic Properties		12,400,606	919,857	791,594	14,112,057	165	$405,587	95.0%	88.4%

International
Canada		46,032	–	–	46,032	1	$1,889	100.0%	100.0%
Canada		66,000	–	–	66,000	1	1,225	100.0	100.0
Canada		106,364	–	26,426	132,790	1	2,181	78.0	78.0
Canada		68,000	–	–	68,000	1	3,208	100.0	100.0
Canada (2)		783,255	–	–	783,255	1	N/A	N/A	N/A
International		1,069,651	–	26,426	1,096,077	5	$8,503	91.8%	91.8%

Subtotal		13,470,257	919,857	818,020	15,208,134	170	$414,090	94.9%	88.5%

Properties “held for sale”		97,740	–	–	97,740	3

Total		13,567,997	919,857	818,020	15,305,874	173

(1)            In 2012, we expect to convert 65,936 rentable square feet of office space through redevelopment into life science laboratory space.

(2)            Represents land and improvements subject to a ground lease with a tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Top 20 Tenants and Client Tenant Mix

December 31, 2011

(Tabular dollar amounts in thousands)

(Unaudited)

Top 20 tenants

			Remaining Lease		Approximate Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment Grade Entities (3)
		Number	Term in Years		Rentable	Total	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)	(2)	Square Feet	Square Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	7	4.7	5.0	453,000	3.0%	$26,437	6.4%	AA	Aa2	AA-	-
2	Eli Lilly and Company	5	9.6	11.2	262,182	1.7	15,048	3.6	A	A2	AA-	-
3	Roche Holding Ltd	5	5.8	6.0	387,813	2.5	14,833	3.6	AA-	A1	AA-	-
4	FibroGen, Inc.	1	11.9	11.9	234,249	1.5	14,318	3.5	-	-	-	-
5	Illumina, Inc.	1	19.8	19.8	346,581	2.3	13,260	3.2	-	-	-	-
6	United States Government	8	3.0	3.2	378,526	2.5	11,641	2.8	AAA	Aaa	AA+	-
7	Bristol-Myers Squibb Company	3	6.9	7.0	250,454	1.6	10,086	2.4	A+	A2	A+	-
8	GlaxoSmithKline plc	4	7.6	7.4	182,387	1.2	9,565	2.3	A+	A1	A+	-
9	Massachusetts Institute of Technology	3	3.0	2.7	178,952	1.2	8,154	2.0	-	Aaa	AAA	✓
10	The Regents of the University of California	3	9.6	9.6	182,242	1.2	7,428	1.8	AA+	Aa1	AA	✓
11	NYU-Neuroscience Translational Research Institute	2	13.8	12.9	79,788	0.5	7,224	1.7	-	Aa3	AA-	-
12	Alnylam Pharmaceuticals, Inc. (4)	1	4.8	4.8	129,424	0.8	6,120	1.5	-	-	-	-
13	Gilead Sciences, Inc.	1	8.5	8.5	109,969	0.7	5,824	1.4	-	Baa1	A-	-
14	Amylin Pharmaceuticals, Inc.	3	4.4	4.5	168,308	1.1	5,753	1.4	-	-	-	-
15	Pfizer Inc.	2	7.4	7.2	116,518	0.8	5,502	1.3	A+	A1	AA	-
16	Theravance, Inc. (5)	2	7.3	7.7	150,330	1.0	5,355	1.3	-	-	-	-
17	The Scripps Research Institute	2	4.9	4.9	99,377	0.6	5,197	1.3	AA-	Aa3	-	✓
18	Quest Diagnostics Incorporated	2	4.6	4.6	280,113	1.8	4,989	1.2	BBB+	Baa2	BBB+	-
19	Infinity Pharmaceuticals, Inc.	2	3.1	3.1	67,167	0.4	4,382	1.1	-	-	-	-
20	Kadmon Corporation, LLC	2	8.9	8.8	46,958	0.3	4,172	1.0	-	-	-	-
	Total/Weighted Average:	59	7.5	8.0	4,104,338	26.7%	$185,288	44.8%

(1)	Represents remaining lease term in years based on percentage of leased square feet.
(2)	Represents remaining lease term in years based on percentage of annualized base rent in effect as of December 31, 2011.
(3)	Ratings obtained from each of the following rating agencies: Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.
(4)	As of September 30, 2011, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.
(5)	As of October 26, 2011, GlaxoSmithKline plc owned approximately 18% of the outstanding stock of Theravance, Inc.

Client tenant mix by annualized base rent

Multinational Pharmaceutical	Institutional: Independent Non-Profit, University, and Government	Biotechnology: Public & Private	Medical Device, Life Science Product, Service, and Biofuels

• Abbott Laboratories

• Astellas Pharma Inc.

• AstraZeneca PLC

• Baxter International Inc.

• Bayer AG

• Bristol-Myers Squibb Company

• Eisai Co., Ltd.

• Eli Lilly and Company

• GlaxoSmithKline plc

• Johnson & Johnson

• Merck & Co., Inc.

• Novartis AG

• Pfizer Inc.

• Roche Holding Ltd

• Sanofi

• Shire plc

• The Genomics Institute of the Novartis Research Foundation

• California Institute of Technology

• Duke University

• Environmental Protection Agency

• Fred Hutchinson Cancer Research Center

• Massachusetts Institute of Technology

• National Institutes of Health

• NYU-Neuroscience Translational Research Institute

• Sanford-Burham Medical Research Institute

• Stanford University

• The Scripps Research Institute

• The Regents of the University of California

• UMass Memorial Health Care, Inc.

• UNC Health Care System

• United States Government

• University of Washington

• Achaogen Inc.

• Alnylam Pharmaceuticals, Inc.

• Amgen Inc.

• Amylin Pharmaceuticals, Inc.

• Avila Therapeutics, Inc.

• Biogen Idec Inc.

• Celgene Corporation

• Constellation Pharmaceuticals, Inc.

• Fate Therapeutics, Inc

• FibroGen, Inc.

• Forma Therapeutics, Inc.

• Gilead Sciences, Inc.

• Infinity Pharmaceuticals, Inc.

• Kadmon Corporation, LLC

• Medicago Inc.

• Proteostasis Therapeutics, Inc.

• Theravance, Inc.

• Warp Drive Biosynthetics, Inc.

• Canon U.S. Life Sciences, Inc.

• Illumina, Inc.

• Laboratory Corporation of America Holdings

• Life Technologies Corporation

• LS9, Inc.

• Monsanto Company

• Qiagen N.V.

• Quest Diagnostics Incorporated

• Sapphire Energy, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	30

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Value-Added Projects

December 31, 2011

ALEXANDRIA CENTERTM FOR LIFE SCIENCE – NEW YORK CITY

The Alexandria CenterTM for Life Science – New York City (“ACNYC”) will consist of three buildings aggregating approximately 1.1 million rentable square feet. The east tower consists of 309,141 rentable square feet and is approximately 99% occupied as of December 31, 2011. The ACNYC campus also includes 407,000 developable square feet, site of the future west tower, as well as a parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.

ALEXANDRIA CENTERTM FOR SCIENCE AND TECHNOLOGY – MISSION BAY	ALEXANDRIA CENTERTM AT KENDALL SQUARE

The Alexandria CenterTM for Science and Technology – Mission Bay will consist of up to seven high-quality facilities aggregating approximately 1.3 million rentable square feet. We currently have five buildings aggregating approximately 760,000 rentable square feet leased to FibroGen, Inc., Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top-tier life science entities, 219,000 rentable square feet undergoing development, and future potential buildings aggregating approximately 290,000 rentable square feet.

Buildings in the white outline represent renderings of five future ground-up life science laboratory developments aggregating 1.9 million rentable square feet. We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development, construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective is to advance preconstruction activities in order to reduce the time to deliver a new ground-up development to a prospective tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	31

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate and Development and Redevelopment

December 31, 2011

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of real estate

	December 31, 2011			September 30, 2011
	Book Value	Square Footage	Cost per Square Foot	Book Value	Square Footage	Cost per Square Foot
Rental properties	$5,112,759	13,567,997	$377	$5,000,700	13,590,125	$368
Less: accumulated depreciation	(742,535)			(710,580)
Rental properties, net	4,370,224			4,290,120

Construction in progress (“CIP”)/current value-added projects:
Active redevelopment	281,555	919,857	306	300,398	747,248	402
Active development	198,644	818,020	243	190,427	531,486	358
Projects in India and China	106,775	817,000	131	113,136	916,000	124
Generic infrastructure/building improvement projects	92,338	–	–	–	–	–
	679,312	2,554,877	266	603,961	2,194,734	275
Land/future value-added projects
Land held for future development	341,678	10,939,000	31	452,732	11,715,000	39
Land undergoing preconstruction activities (additional CIP) (2)	574,884	2,668,000	215	538,437	2,456,000	219
	916,562	13,607,000	67	991,169	14,171,000	70

Investment in unconsolidated real estate entity	42,342	414,000	102	40,042	428,000	94
Real estate, net	6,008,440	30,143,874	$200	5,925,292	30,383,859	$195
Add: accumulated depreciation	742,535			710,580
Gross investment in real estate (1)	$6,750,975	30,143,874		$6,635,872	30,383,859

(1)

In addition to assets included in our gross investment in real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet. These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science - New York City related to an option under our ground lease; (b) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)

We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space. If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development. The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Development and redevelopment

	CIP			Investment
	Leased/	RSF	RSF	December 31, 2011		Cost to Complete			Total at Completion		Stabilized Yield
Description	Negotiating	In CIP	In Service	In Service	CIP	2012		Thereafter	Amount	%	Cash	GAAP
Development projects	69%	717,261	–	$–	$171,592	$117,047	36%	$102,773	$391,412	36%	7.1%	8.2%
Urban/central business district redevelopment projects	66	559,184	147,880	58,088	148,369	144,482	44	34,621	385,560	35	7.8	8.3
Subtotal	68	1,276,445	147,880	58,088	319,961	261,529	80	137,394	776,972	71	7.5%	8.2%

Development – 400/450 East Jamie Court	36	100,759	62,548	51,112	40,721	13,076	4	3,581	108,490	10	4.2%	4.3%
Other – 400/450 East Jamie Court (1)				13,669	(13,669)
Suburban and other redevelopment projects	50	360,673	12,083	3,526	156,593	51,772	16	3,461	215,352	19
Other – Suburban and other redevelopment projects (1)				23,407	(23,407)
Total development and redevelopment projects	62%	1,737,877	222,511	149,802	480,199	326,377	100%	144,436	1,100,814	100%

Projects in India and China		817,000			106,775	41,350		TBD	148,125
Generic infrastructure/building improvement projects					92,338	50,376		TBD	142,714
Subtotal		2,554,877	222,511	149,802	679,312	418,103		144,436	1,391,653

Preconstruction		2,668,000			574,884	46,657		TBD	621,541
Future projected construction						87,905		TBD	87,905
Total		5,222,877	222,511	$149,802	$1,254,196	$552,665		$144,436	$2,101,099

(1)       See footnote 1 on page 33.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment
December 31, 2011

(Tabular dollar amounts in thousands)

(Unaudited)

Development and redevelopment (continued)

	CIP			RSF	Investment					Stabilized		Project
		Negotiating/	RSF	In	In		Cost to Complete		Total at	Yield		Start	Initial	Stabilization
Market/Property	Leased	Committed	In CIP	Service	Service	CIP	2012	Thereafter	Completion	Cash	GAAP	Date	Occupancy	Date

Development projects

San Diego – University Town Center
4755 Nexus Center Drive	100%	–	45,255	–	$–	$8,594	$13,747	$–	$22,341	7.0%	7.7%	1Q11	3Q12	3Q12
5200 Illumina Way	100	–	123,430	–	–	19,077	29,207	1,016	49,300	7.0	10.8	4Q10	4Q12	4Q12

San Francisco – Mission Bay
409/499 Illinois Street	–	–	219,007	–	–	101,729	21,766	24,605	148,100	6.7	7.4	2Q11	4Q12	2Q14

Greater Boston – Cambridge/Inner Suburbs
225 Binney Street	100	–	303,143	–	–	38,382	47,016	77,152	162,550	7.5	8.1	4Q11	4Q13	4Q13

Canada	100	–	26,426	–	–	3,810	5,311	–	9,121			4Q11	3Q12	3Q12
Development Projects	69%	–	717,261	–	$–	$171,592	$117,047	$102,773	$391,412	7.1%	8.2%

Urban/central business district redevelopment projects

San Diego – Torrey Pines
3530/3550 John Hopkins Court	100%	–	98,320	–	$–	$26,304	$23,923	$173	$50,400	8.6%	9.0%	2Q10	2Q12	3Q12

San Diego – University Town Center
10300 Campus Point Drive	91	–	189,562	89,576	41,686	20,961	57,051	11,902	131,600	7.6	7.7	4Q10	4Q11	3Q12

Greater Boston – Cambridge/Inner Suburbs
400 Technology Square	39	–	212,123	–	–	68,717	48,909	21,924	139,550	8.1	9.1	4Q11	4Q12	4Q13

Seattle – Lake Union
1551 Eastlake Avenue	13	20	59,179	58,304	16,402	32,387	14,599	622	64,010	7.0	7.4	4Q11	4Q11	4Q13

Total urban/central business district redevelopment	64%	2%	559,184	147,880	$58,088	$148,369	$144,482	$34,621	$385,560	7.8%	8.3%
Subtotal	67%	1%	1,276,445	147,880	$58,088	$319,961	$261,529	$137,394	$776,972	7.5%	8.2%

San Francisco – South SF
400/450 East Jamie Court	9	27	100,759	62,548	51,112	40,721	13,076	3,581	108,490	4.2%	4.3%	4Q06	3Q11	4Q13
Other – 400/450 East Jamie Court (1)					13,669	(13,669)

Suburban and other redevelopment projects (2)	12	38	360,673	12,083	3,526	156,593	51,772	3,461	215,352			2Q07-3Q11	4Q11-1Q13	3Q12- 1Q13
Other – suburban and other redevelopment projects (1)					23,407	(23,407)
Total	52%	10%	1,737,877	222,511	$149,802	$480,199	$326,377	$144,436	$1,100,814

CIP – redevelopment						$281,555
CIP – development						198,644
Total						$480,199

(1)         As of the period ended, some portion of the real estate basis associated with the rentable square feet under redevelopment or development was classified as in-service as activities necessary to prepare the asset for its intended use were no longer in process.  In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

(2)         Represents seven projects ranging from approximately 26,000 to 91,000 rentable square feet.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures and Non-Income Producing Real Estate Assets as a Percentage of Gross Investment in Real Estate

December 31, 2011

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of capital expenditures (1)

Year Ended
December 31, 2011
Development	$98,747
Redevelopment	139,682
Preconstruction	80,535
Projects in India and China	47,955
Generic infrastructure/building improvements projects (2)	48,734
Total construction spending	$415,653

(1)       Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs.

(2)       In addition to revenue-enhancing capital spending, this amount includes non-revenue-enhancing major and recurring capital expenditures and tenant improvements.  Non-revenue-enhancing capital expenditures and tenant improvements (excluding expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment) are summarized in the table below.

The table below shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Year Ended
December 31, 2011
Capital expenditures (1):
Major capital expenditures	$641
Recurring capital expenditures	$1,890
Square feet in asset base	13,384,598
Per square foot:
Major capital expenditures	$0.05
Recurring capital expenditures	$0.14
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$4,571
Re-tenanted square feet	512,573
Per square foot	$8.92
Renewal space
Tenant improvements and leasing costs	$6,029
Renewal square feet	1,309,293
Per square foot	$4.60

(1)             Major capital expenditures consist of roof replacements and HVAC systems that are typically identified and considered at the time a property is acquired.  Recurring capital expenditures exclude major capital expenditures.

(2)             Excludes space that has undergone redevelopment before re-tenanting.

Non-income producing real estate assets as a percentage of gross investment in real estate

As of December 31, 2011, approximately 24% of our gross investment in real estate represents non-income producing assets (land, preconstruction, redevelopment, development, and projects in India and China).  Our active development and redevelopment projects represent 7% of gross investment in real estate, a significant amount of which is pre-leased and expected to be delivered over the next four to eight quarters. The completion and delivery of these projects will significantly reduce our non-income producing assets as a percentage of our gross investment in real estate. Over the next few years, we may also identify certain land parcels for potential sale. Over time, our goal is to reduce non-income producing assets to 15% or less of our gross investment in real estate.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects
December 31, 2011

(Unaudited)

The following table summarizes the components of our future value-added square footage as of December 31, 2011:

Markets	Land Undergoing Preconstruction Activities (additional CIP)	Land Held for Future Development	Total Land (1)	Investment in Unconsolidated Real Estate Entity	Future Redevelopment (2)

California – San Diego	271,000	522,000	793,000	–	87,000

California – San Francisco/Mission Bay	–	290,000	290,000	–	–

California – San Francisco/So. San Francisco	171,000	1,024,000	1,195,000	–	40,000

Greater Boston	1,581,000	225,000	1,806,000	414,000	125,000

New York City	407,000	–	407,000	–	–

Suburban Washington, D.C.	–	1,024,000	1,024,000	–	416,000

Washington – Seattle	160,000	995,000	1,155,000	–	80,000

International	78,000	6,184,000	6,262,000	–	–

Other	–	675,000	675,000	–	237,000

Total	2,668,000	10,939,000	13,607,000	414,000	985,000

(1)             In addition to assets included in our gross investment in real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet.  These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science — New York City related to an option under our ground lease; (b) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)             Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in rental properties, net.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2011

(Tabular dollar amounts in thousands)

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA (“Adjusted EBITDA”) is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Three Months Ended					Year Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Net income	$35,462	$32,995	$34,311	$32,625	$92,000	$135,393	$139,022
Interest expense – continuing operations	14,757	14,273	16,567	17,810	17,158	63,407	69,509
Interest expense – discontinued operations	–	–	4	32	33	36	133
Depreciation and amortization – continuing operations	40,885	39,848	40,211	36,582	34,409	157,526	126,033
Depreciation and amortization – discontinued operations	81	142	152	125	142	500	607
EBITDA	91,185	87,258	91,245	87,174	143,742	356,862	335,304
Stock compensation expense	3,306	3,344	2,749	2,356	2,767	11,755	10,816
Loss on early extinguishment of debt	–	2,742	1,248	2,495	2,372	6,485	45,168
Gain on sales of property	–	(46)	–	–	(59,442)	(46)	(59,466)
Impairment of real estate	–	994	–	–	–	994	–
Adjusted EBITDA	$94,491	$94,292	$95,242	$92,025	$89,439	$376,050	$331,822

Total revenues	$145,779	$144,193	$143,551	$139,920	$131,778	$573,443	$485,748
Adjusted EBITDA margin	65%	65%	66%	66%	68%	66%	68%

Adjusted funds from operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (2) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (3) capitalized income from development projects, (4) gains or losses on early extinguishment of debt, (5) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (6) effects of deferred rent/straight-line rent and deferred rent/straight-line rent on ground leases, (7) non-cash compensation expense related to restricted stock awards, and (8) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2011

(Tabular dollar amounts in thousands, except for per share amounts)

(Unaudited)

The following table reconciles FFO to AFFO:

	Three Months Ended					Year Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$67,799	$64,270	$65,914	$60,631	$58,472	$258,614	$172,005
Add/(deduct):
Major and recurring capital expenditures (1)	(675)	(550)	(698)	(608)	(260)	(2,531)	(1,332)
Tenant improvements and leasing costs (1)	(6,083)	(2,119)	(1,595)	(803)	(2,583)	(10,600)	(6,725)
Amortization of loan fees	2,551	2,144	2,327	2,278	1,999	9,300	7,892
Amortization of debt premiums/discounts	565	750	1,169	1,335	2,032	3,819	9,999
Amortization of acquired above and below market leases	(812)	(940)	(2,726)	(4,854)	(2,364)	(9,332)	(7,868)
Deferred rent/straight-line rent	(9,558)	(7,647)	(2,885)	(6,707)	(9,092)	(26,797)	(22,832)
Stock compensation	3,306	3,344	2,749	2,356	2,767	11,755	10,816
Capitalized income from development projects	537	930	1,078	1,428	1,486	3,973	5,688
Deferred rent/straight-line rent on ground leases	1,221	1,143	1,099	1,241	1,424	4,704	5,337
Loss on early extinguishment of debt	–	2,742	1,248	2,495	2,372	6,485	45,168
Impairment of real estate	–	994	–	–	–	994	–
Allocation to unvested restricted stock awards	79	(7)	(14)	16	19	74	(424)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$58,930	$65,054	$67,666	$58,808	$56,272	$250,458	$217,724

Weighted average shares of common stock outstanding for calculating AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,427,495	61,295,659	58,500,055	54,948,345	54,865,654	59,066,812	48,375,474
Add: Dilutive effect of stock options	3,939	8,310	13,067	19,410	21,709	10,798	29,566
Weighted average shares of common stock outstanding for calculating AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,431,434	61,303,969	58,513,122	54,967,755	54,887,363	59,077,610	48,405,040

AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.96	$1.06	$1.16	$1.07	$1.03	$4.24	$4.50
Diluted	$0.96	$1.06	$1.16	$1.07	$1.03	$4.24	$4.50

(1)             See page 34 for further information.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of December 31, 2011, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2011

(Unaudited)

Construction in progress (“CIP”)/current value-added projects

Active redevelopment/active development projects

A key component of our business model is our value-added redevelopment and development programs. These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our redevelopment and development projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa. Development projects consist of the ground-up development of generic and reusable life science laboratory facilities. We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing significant pre-leasing for such space.

Projects in India and China

Projects in India and China primarily represent development opportunities and projects focused primarily on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.

Generic infrastructure/building improvement projects

Generic infrastructure/building improvement projects include revenue-enhancing capital spending, non-revenue-enhancing major and recurring capital expenditures, and tenant improvements.  These amounts include payments for property-related capital expenditures and tenant improvements that are recoverable from our tenants.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratio excludes loss on early extinguishment of debt.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Earnings per share

We use income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8.00% unsecured convertible notes, are dilutive or antidilutive to earnings per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the SEC and the Financial Accounting Standards Board, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.  The land parcels we sold during the three months ended December 31, 2010, and three months ended September 30, 2011, did not meet the criteria for discontinued operations since these parcels did not have any significant operations prior to disposition.  Accordingly, for the three months and year ended December 31, 2010, and the year ended December 31, 2011, we classified the $59.4 million and $46,000, respectively, of gain on sales of land parcels below income from discontinued operations, net in the consolidated income statements, and included the gain in income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the “control number,” or numerator for the computation of earnings per share.

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to (1) common stockholders and (2) unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.

We applied the if-converted method of accounting for our 8.00% unsecured senior convertible notes (“8.00% Unsecured Convertible Notes”).  In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8.00% Unsecured Convertible Notes to the numerator and our 8.00% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8.00% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  For all periods except the three months ended December 31, 2010, potential common shares issuable upon conversion of our 8.00% unsecured convertible notes were antidilutive to income from continuing operations per share and as such, were excluded from the computation of diluted earnings per share.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2011

(Tabular dollar amounts in thousands, except for per share amounts)

(Unaudited)

The table below is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Earnings per share – basic
Income from continuing operations	$35,574	$32,550	$136,235	$78,474
Gain on sale of land parcels	–	59,442	46	59,442
Net income attributable to noncontrolling interests	(1,142)	(944)	(3,975)	(3,729)
Dividends on preferred stock	(7,090)	(7,089)	(28,357)	(28,357)
Net income attributable to unvested restricted stock awards	(270)	(726)	(1,088)	(995)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	27,072	83,233	102,861	104,835
(Loss) income from discontinued operations	(112)	8	(888)	1,106
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26,960	$83,241	$101,973	$105,941

Weighted average shares of common stock outstanding – basic	61,427,495	54,865,654	59,066,812	48,375,474
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic:
Continuing operations	$0.44	$1.52	$1.75	$2.17
Discontinued operations, net	–	–	(0.02)	0.02
Earnings per share – basic	$0.44	$1.52	$1.73	$2.19

Earnings per share – diluted
Income from continuing operations	$35,574	$32,550	$136,235	$78,474
Gain on sale of land parcels	–	59,442	46	59,442
Net income attributable to noncontrolling interests	(1,142)	(944)	(3,975)	(3,729)
Dividends on preferred stock	(7,090)	(7,089)	(28,357)	(28,357)
Net income attributable to unvested restricted stock awards	(270)	(726)	(1,088)	(995)
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Convertible Notes	–	2	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	27,072	83,235	102,861	104,835
(Loss) income from discontinued operations	(112)	8	(888)	1,106
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26,960	$83,243	$101,973	$105,941

Weighted average shares of common stock outstanding – basic	61,427,495	54,865,654	59,066,812	48,375,474
Assumed conversion of 8.00% Unsecured Convertible Notes	–	6,047	–	–
Dilutive effect of stock options	3,939	21,709	10,798	29,566
Weighted average shares of common stock outstanding – diluted	61,431,434	54,893,410	59,077,610	48,405,040
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted:
Continuing operations	$0.44	$1.52	$1.75	$2.17
Discontinued operations, net	–	–	(0.02)	0.02
Earnings per share – diluted	$0.44	$1.52	$1.73	$2.19

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margin

Fixed charge coverage ratio

The fixed charge coverage ratio is primarily used as a supplemental measure of the Company’s ability to satisfy fixed financing obligations.  We calculate the fixed charge coverage ratio as our ability to satisfy current cash interest expense and preferred dividends from adjusted EBITDA.  The following table outlines our calculation of our fixed charge coverage ratios:

	Three Months Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Adjusted EBITDA	$94,491	$94,292	$95,242	$92,025	$89,439

Interest expense – continuing operations	14,757	14,273	16,567	17,810	17,158
Interest expense – discontinued operations	–	–	4	32	33
Add: capitalized interest	16,151	16,666	15,046	13,193	14,629
Less: amortized loan fees	(2,551)	(2,144)	(2,327)	(2,278)	(1,999)
Less: amortization of debt premium/discounts	(565)	(750)	(1,169)	(1,335)	(2,032)
Cash interest	27,792	28,045	28,121	27,422	27,789
Preferred dividends	7,090	7,089	7,089	7,089	7,089
Fixed charges	$34,882	$35,134	$35,210	$34,511	$34,878

Fixed charge coverage ratio – quarter annualized	2.7x	2.7x	2.7x	2.7x	2.6x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.7x	2.6x	2.4x	2.2x

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2011

Funds from operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairment write-downs of depreciable real estate are excluded from the calculation of FFO. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Future value-added projects

Land held for future development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing significant pre-leasing for such space.

Land undergoing preconstruction activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Investment in unconsolidated real estate entity

Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 414,000 rentable square feet in the Longwood Medical Area of Boston.

Future redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment aggregating approximately 1.0 million rentable square feet. These spaces are currently classified in rental properties, net.

FFO per share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8.00% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8.00% Unsecured Convertible Notes to the numerator and our 8.00% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8.00% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented.

Gross assets

Gross assets are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest.

Net debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured bank term loans, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2011

(Tabular dollar amounts in thousands)

(Unaudited)

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss from early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to our results of operations from our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance or as an alternative to cash flows as a measure of liquidity or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the table on the following page shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first period presented, properties undergoing active redevelopment and active development, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Tangible non-real estate assets

Tangible non-real estate assets include the following as of each date presented:

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Cash and cash equivalents	$78,539	$73,056	$60,925	$78,196	$91,232
Restricted cash	23,332	27,929	23,432	30,513	28,354
Tenant receivables	7,480	6,599	4,487	7,018	5,492
Investments	95,777	88,777	88,862	88,694	83,899
Other tangible non-real estate assets	44,756	40,916	32,407	33,384	31,896
Total tangible non-real estate assets	$249,884	$237,277	$210,113	$237,805	$240,873

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured bank term loans, and unsecured convertible notes).

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.

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